Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT dated as of February 8, 2019 (this “Amendment”), among VERSUM MATERIALS, INC., a Delaware corporation (the “Borrower”), certain of its SUBSIDIARIES party hereto, the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

Reference is made to the Credit Agreement, dated as of September 30, 2016, as amended by the First Amendment dated as of October 10, 2017 (the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an L/C Issuer.

Reference is also made to the Agreement and Plan of Merger, dated as of January 27, 2019, between the Borrower and Entegris, Inc., a Delaware corporation (“Entegris”), as the same may be amended or otherwise modified from time to time, pursuant to which the Borrower will merge with and into Entegris, with Entegris surviving such merger (the “Merger”).

In connection with the Merger, the Borrower has requested that the Credit Agreement and the other Loan Documents be amended as set forth herein and requested that Morgan Stanley Senior Funding, Inc. (“MSSF”) act, and hereby appoints MSSF to act, as the sole lead arranger and sole bookrunner for this Amendment (in such capacities, the “Amendment Arranger”).

Each Loan Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby, and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Collateral Documents, and the other Loan Documents to which it is a party.

The Lenders whose signatures appear below, constituting the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

SECTION 2. Amendment of the Loan Documents. Effective as of the Second Amendment Effective Date (as defined below), (a) the Credit Agreement (excluding the schedules and exhibits thereto, each of which shall remain as in effect immediately prior to the Second Amendment Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto, (b) the definition of “Excluded Assets” in the Security Agreement is hereby modified, for all purposes of the Security Agreement and the other Collateral Documents, to include at the end thereof the proviso as set forth in such definition in Exhibit A hereto and (c) the Security Agreement is hereby amended as indicated in Exhibit B hereto.

SECTION 3. Concerning the Intercreditor Agreement. Each of the Administrative Agent, the Collateral Agent, the Borrower and the Lenders party hereto hereby acknowledges and agrees that the intercreditor agreement in substantially the form set forth in Exhibit C hereto (the “Intercreditor Agreement”) constitutes a “customary intercreditor agreement”, insofar as the Permitted Entegris Existing Credit Agreement Indebtedness is concerned, for all purposes of the Credit Agreement, including clause (rr) of the “Permitted Liens” definition and Sections 7.03(y) and 9.08(a) of the Credit Agreement. In furtherance of the foregoing, each of the Lenders party hereto hereby irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lenders, the Intercreditor Agreement in connection with the Incurrence of the Permitted Entegris Existing Credit Agreement Indebtedness. Each of the Lenders party hereto hereby irrevocably (a) consents to the treatment of Liens to be provided for under the Intercreditor Agreement, (b) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, (c) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 3 or in accordance with the terms of the Intercreditor Agreement and (d) authorizes and directs the Administrative Agent and the Collateral Agent to carry out the provisions and intent of the Intercreditor Agreement, including by, upon the request of the Borrower, entering into such amendments, modifications or supplements to the Collateral Documents as may be necessary to carry out the provisions and intent of the Intercreditor Agreement. In the event of a conflict between the Credit Agreement and/or any Collateral Documents, in each case as amended hereby or pursuant hereto, on the one hand, and the Intercreditor Agreement, on the other hand, the Intercreditor Agreement shall prevail.

SECTION 4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “Second Amendment Effective Date”) on which the following conditions shall have been satisfied or waived:

(a) The Administrative Agent and the Collateral Agent shall have executed a counterpart of this Amendment and the Administrative Agent shall have received from the Borrower, each of the other Loan Parties and the Lenders constituting the Required Lenders counterpart of this Amendment signed on behalf of such party.

(b) The Borrower shall have paid to the Administrative Agent, the Collateral Agent, each Amendment Arranger and their respective Affiliates all fees, costs and expenses due and payable on or prior to the Second Amendment Effective Date pursuant to the Loan Documents or any other agreement entered into by the Borrower, on the one hand, and the Administrative Agent, the Collateral Agent, such Amendment Arranger or such Affiliate, on the other hand.

SECTION 5. Consent Fees. If the Merger is consummated, on the date of the consummation of the Merger, the Borrower shall pay to the Administrative Agent, for the account of each Lender that executes and irrevocably delivers a signature page to this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 p.m., New York City time, on February 6, 2019, a consent fee in an amount equal to 0.25% of the aggregate principal amount of Term Loans of such Lender outstanding on the Second Amendment Effective Date, which consent fees, for the avoidance of doubt, shall be fully earned on the Second Amendment Effective Date (subject to the consummation of the Merger) and shall be payable in such amounts and to such Persons (and accounts of such Persons (and pursuant to wiring instructions thereof on file with the Administrative Agent as of the Second Amendment Effective Date)) as are identified by the Amendment Arranger to the Administrative Agent on or prior to the Second Amendment Effective Date, irrespective of whether such Person is a Lender as of the date of the consummation of the Merger.

SECTION 6. Assumption Agreement. On the date of the consummation of the Merger, each Loan Party will execute and deliver (and will cause Entegris to execute and deliver) (a) the assumption agreement in substantially the form set forth in Exhibit D hereto (the “Assumption Agreement”) and each other document required or contemplated by the Assumption Agreement in accordance with the terms and subject to the conditions set forth therein and (b) if any Permitted Entegris Existing Credit Agreement Indebtedness remains outstanding upon consummation of the Merger, an acknowledgment and consent to the Intercreditor Agreement.

SECTION 7. Representations and Warranties. Each Loan Party represents and warrants that, on and as of the Second Amendment Effective Date:

(a) (i) this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Loan Party and (ii) this Amendment has been duly executed and delivered by such Loan Party and is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) no Default or Event of Default has occurred and is continuing; and

(c) the representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Second Amendment Effective Date (immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) as of such earlier date.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Agent, any Arranger, any Lender, any L/C Issuer or the Swingline Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. On and after the Second Amendment Effective Date, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in any other Loan Document to the “Credit Agreement”, shall be deemed to be a reference to the Credit Agreement as amended hereby and (b) each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in any other Loan Document to the “Security Agreement”, shall be deemed to be a reference to the Security Agreement as amended hereby.

SECTION 9. Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Amended Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

SECTION 10. Concerning the Amendment Arranger. The Borrower and the other parties hereto agree that the Amendment Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to each Arranger under the Credit Agreement to the same extent as if each reference therein to an Arranger or the Arrangers included a reference to the Amendment Arranger. Without limiting the generality of the foregoing, the Borrower and the other parties hereto agree that the provisions of Sections 10.04 and 10.05 of the Credit Agreement shall apply to the Amendment Arranger (and its directors, officers, employees, counsel, agents, members, controlling persons, attorneys-in-fact, trustees, advisors and other representatives and permitted assigns and successors of any of the foregoing), and to this Amendment and the Amendment Arranger’s activities in connection herewith and the transactions contemplated hereby, to the same extent as if each reference in any such Section to an

Arranger or the Arrangers included a reference to the Amendment Arranger, and giving full effect to the status of this Amendment as a Loan Document. The Amendment Arranger is an express third party beneficiary of this Section 10, and no provision of this Section 10 may be amended, waived or otherwise modified without its prior written consent (and, in the absence of such consent, shall be null and void).

SECTION 11. Reaffirmation. Each of the Reaffirming Parties, as party to the Guarantee Agreement and certain of the Collateral Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in the Security Agreement and any other Collateral Document remain in full force and effect immediately after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the payment by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on the Loans under the Credit Agreement (as amended by this Amendment). Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 12. Administrative Agent. The Borrower acknowledges and agrees that Citibank, N.A., in its capacity as administrative agent under the Credit Agreement, will serve as Administrative Agent under this Amendment and under the Credit Agreement (as amended by this Amendment).

SECTION 13. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 14. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 15. Waiver of Jury Trial; Jurisdiction. The provisions of Sections 10.16(b), 10.16(c) and 10.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

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SECTION 16. Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Delivery by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VERSUM MATERIALS, INC.,

by	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Senior Vice President, General Counsel and Secretary

VERSUM MATERIALS US, LLC

by	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Senior Vice President, General Counsel and Secretary

VERSUM MATERIALS MANUFACTURING COMPANY, LLC

by	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Senior Vice President, General Counsel and Secretary

ELECTRON TRANSFER TECHNOLOGIES, INC.

by	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Second Amendment to the Credit Agreement]

CITIBANK, N.A., individually and as Administrative Agent and Collateral Agent,

by	/s/ David Jaffe
Name: David Jaffe
Title: Vice President

[Signature Page to Second Amendment to the Credit Agreement]

SECOND AMENDMENT TO

CREDIT AGREEMENT OF

VERSUM MATERIALS, INC.

Name of Lender:

by
Name:
Title:

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to Second Amendment to the Credit Agreement]

EXHIBIT A

CREDIT AGREEMENT

Dated as of September 30, 2016

among

VERSUM MATERIALS, INC.,

as the Borrower,

THE LENDERS PARTY HERETO

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent,

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC.,

WELLS FARGO SECURITIES, LLC,

HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MIZUHO BANK, LTD.

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS		~~6~~1

SECTION 1.01	Defined Terms	~~6~~1
SECTION 1.02	Other Interpretive Provisions	~~90~~91
SECTION 1.03	Accounting Terms	91
SECTION 1.04	Rounding	92
SECTION 1.05	References to Agreements and Laws	92
SECTION 1.06	Times of Day	~~92~~93
SECTION 1.07	Timing of Payment or Performance	~~92~~93
SECTION 1.08	Exchange Rates; Currency Equivalents Generally	~~92~~93
SECTION 1.09	Pro Forma Calculations	94
SECTION 1.10	Letter of Credit Amounts	~~96~~95
SECTION 1.11	Certifications	~~96~~95
SECTION 1.12	Compliance with Article 7	~~97~~95
SECTION 1.13	Limited Condition Transactions	~~97~~95

ARTICLE 2. THE COMMITMENTS AND CREDIT EXTENSIONS		~~98~~96

SECTION 2.01	The Loans	~~98~~96
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~98~~99
SECTION 2.03	Letters of Credit	~~100~~101
SECTION 2.04	Swingline Loans	~~108~~110
SECTION 2.05	Prepayments	~~111~~112
SECTION 2.06	Termination or Reduction of Commitment	~~123~~126
SECTION 2.07	Repayment of Loans	~~124~~127
SECTION 2.08	Interest	~~125~~128
SECTION 2.09	Fees	~~126~~128
SECTION 2.10	Computation of Interest and Fees	~~1~~130
SECTION 2.11	Evidence of Indebtedness	~~1~~131
SECTION 2.12	Payments Generally	~~2~~131
SECTION 2.13	Pro Rata Shares; Sharing of Payments; Availability of Funds	~~3~~132
SECTION 2.14	Increase in Commitments	~~134~~132
SECTION 2.15	Refinancing Amendments	~~9139~~
SECTION 2.16	Extensions of Loans and Commitments	~~11~~141
SECTION 2.17	Cash Collateral	~~13~~143
SECTION 2.18	Defaulting Lenders	~~14~~144
SECTION 2.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~17~~147

ARTICLE 3. TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~17~~147

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SECTION 3.01	Taxes	~~17~~147
SECTION 3.02	Making or Maintaining Eurocurrency Rate Loans	~~21~~151
SECTION 3.03	Increased Cost; Capital Adequacy	~~23~~153
SECTION 3.04	Funding Losses	~~25~~155
SECTION 3.05	Matters Applicable to Requests for Compensation	~~25~~155
SECTION 3.06	Replacement of Lenders Under Certain Circumstances	~~26~~156
SECTION 3.07	Survival	~~27~~158

ARTICLE 4. CONDITIONS PRECEDENT		~~27~~158

SECTION 4.01	Conditions Precedent to Closing Date	~~27~~158
SECTION 4.02	Conditions Precedent to All Credit Extensions	~~30~~160

ARTICLE 5. REPRESENTATIONS AND WARRANTIES		~~31~~161

SECTION 5.01	Corporate Status	~~31~~161
SECTION 5.02	Corporate Power and Authority	~~31~~161
SECTION 5.03	No Violation	~~31~~162
SECTION 5.04	Governmental Authorization; Other Approvals	~~32~~162
SECTION 5.05	Financial Statements; No Material Adverse Effect; Solvency, etc.	~~32~~162
SECTION 5.06	Litigation and Environmental Matters	~~33~~163
SECTION 5.07	Disclosure	~~33~~163
SECTION 5.08	Use of Proceeds, Margin Regulation	~~33~~164
SECTION 5.09	Taxes	~~33~~164
SECTION 5.10	ERISA Compliance	~~34~~164
SECTION 5.11	Ownership of Property	~~34~~165
SECTION 5.12	Subsidiaries	~~35~~165
SECTION 5.13	Compliance with Law	~~35~~165
SECTION 5.14	Investment Company Act	~~35~~165
SECTION 5.15	Environmental Matters	~~35~~166
SECTION 5.16	Labor Matters	~~36~~166
SECTION 5.17	Intellectual Property	~~36~~167
SECTION 5.18	Collateral Documents	~~37~~167
SECTION 5.19	PATRIOT Act	~~37~~168
SECTION 5.20	FCPA	~~37~~168
SECTION 5.21	Sanctions	~~37~~168
SECTION 5.22	Brokers’ Fees	~~38~~168
SECTION 5.23	Status as Senior Debt	~~38~~168

ARTICLE 6. AFFIRMATIVE COVENANTS		~~38~~169

SECTION 6.01	Financial Statements	~~38~~169
SECTION 6.02	Certificates; Other Information	~~39~~170
SECTION 6.03	Notices	~~41~~172
SECTION 6.04	Payment of Obligations	~~172~~170
SECTION 6.05	Preservation of Existence, Etc.	~~172~~170

SECTION 6.06	Maintenance of Properties	~~173~~170
SECTION 6.07	Maintenance of Insurance	~~173~~170
SECTION 6.08	Compliance with Laws	~~43~~174
SECTION 6.09	Books and Records	~~43~~174
SECTION 6.10	Inspection Rights	~~43~~174
SECTION 6.11	Use of Proceeds	~~174~~172
SECTION 6.12	Unrestricted Subsidiaries; Covenant to Guarantee Obligations and Give Security	~~175~~172
SECTION 6.13	Maintenance of Ratings	~~46~~177
SECTION 6.14	Further Assurances	~~46~~177
SECTION 6.15	Post-Closing Covenants	~~48~~179

ARTICLE 7. NEGATIVE COVENANTS		~~48~~179

SECTION 7.01	Liens	~~48~~179
SECTION 7.02	Investments	~~48~~179
SECTION 7.03	Indebtedness	~~53~~183
SECTION 7.04	Fundamental Changes	~~189~~186
SECTION 7.05	Dispositions	~~190~~187
SECTION 7.06	Restricted Payments	~~60~~191
SECTION 7.07	Change in Nature of Business	~~64~~196
SECTION 7.08	Transactions with Affiliates	~~65~~196
SECTION 7.09	Burdensome Agreements	~~68~~199
SECTION 7.10	[Reserved]	~~70~~202
SECTION 7.11	Amendments of Certain Documents	~~70~~202
SECTION 7.12	Fiscal Year	~~70~~202
SECTION 7.13	Financial Covenant	~~71~~202

ARTICLE 8. EVENTS OF DEFAULT AND REMEDIES		~~71~~202

SECTION 8.01	Events of Default	~~71~~202
SECTION 8.02	Remedies Upon Event of Default	~~74~~205
SECTION 8.03	Application of Funds	~~75~~206
SECTION 8.04	Rights not Exclusive	~~75~~207

ARTICLE 9. ADMINISTRATIVE AGENT AND OTHER AGENTS		~~75~~207

SECTION 9.01	Appointment of Agents	~~75~~207
SECTION 9.02	Powers and Duties	~~76~~207
SECTION 9.03	General Immunity	~~76~~208
SECTION 9.04	Agents Entitled to Act as Lender	~~78~~209
SECTION 9.05	Lenders’ Representations, Warranties and Acknowledgment	~~78~~210
SECTION 9.06	Right to Indemnity	~~79~~210
SECTION 9.07	Successor Administrative Agent and Collateral Agent	~~79~~211
SECTION 9.08	Collateral Documents and Guaranty	~~81~~213
SECTION 9.09	Withholding Taxes	~~83~~215

SECTION 9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~83~~215
SECTION 9.11	Secured Bank Product Providers and Designated Credit Line Providers	~~84~~216
SECTION 9.12	Arrangers; Syndication Agent; Documentation Agents	~~85~~217

ARTICLE 10. MISCELLANEOUS		~~85~~217

SECTION 10.01	Amendments, Etc.	~~85~~217
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~89~~221
SECTION 10.03	No Waiver; Cumulative Remedies; Enforcement	~~92~~224
SECTION 10.04	Attorney Costs, Expenses and Taxes	~~93~~225
SECTION 10.05	Indemnification by the Borrower	~~94~~226
SECTION 10.06	Marshalling; Payments Set Aside	~~96~~228
SECTION 10.07	Successors and Assigns	~~97~~229
SECTION 10.08	Confidentiality	~~102~~234
SECTION 10.09	Setoff	~~103~~236
SECTION 10.10	Interest Rate Limitation	~~104~~236
SECTION 10.11	Counterparts	~~104~~237
SECTION 10.12	Integration	~~105~~237
SECTION 10.13	Survival of Representations and Warranties	~~105~~237
SECTION 10.14	Severability	~~105~~237
SECTION 10.15	Service of Process	~~105~~238
SECTION 10.16	GOVERNING LAW	~~106~~238
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~107~~239
SECTION 10.18	No Advisory or Fiduciary Responsibility	~~107~~239
SECTION 10.19	Electronic Execution of Assignments and Certain Other Documents	~~108~~240
SECTION 10.20	Binding Effect	~~108~~240
SECTION 10.21	PATRIOT Act Notice	~~108~~241
SECTION 10.22	Affiliate Activities	~~108~~241
SECTION 10.23	Obligations Several; Independent Nature of Lenders’ Rights	~~109~~241
SECTION 10.24	Headings	~~109~~242

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 30, 2016 among Versum Materials, Inc. (formerly known as Versum Materials, LLC), a Delaware corporation (the “Borrower”), each lender from time to time party hereto and Citibank, N.A., as Administrative Agent, as Collateral Agent, as Swingline Lender and as an L/C Issuer.

PRELIMINARY STATEMENTS

The Borrower will incur the Facilities in connection with the distribution by Air Products and Chemicals, Inc., a Delaware corporation (“Air Products”), to the holders of Air Products common Capital Stock on a pro rata basis, of all of the outstanding shares of the common Capital Stock of the Borrower, which at the time of the distribution will hold the business, assets and liabilities associated with the Electronic Materials business of Air Products (the “Spin-Off”).

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Accepting Lender” has the meaning specified in Section 2.05(b)(vii).

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

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“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The amount of the Aggregate Revolving Commitments on the Closing Date is $200,000,000.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Air Products” has the meaning specified in the preliminary statements hereto.

“Alternative Currency” means with respect to Revolving Loans and Letters of Credit, Euros, Canadian Dollars, Pounds Sterling, Japanese Yen and any other currencies requested by the Borrower and agreed to by each Revolving Lender and the Administrative Agent.

“Alternative Currency Equivalent” means, with respect to an amount denominated in any Alternative Currency, such amount, and with respect to an amount denominated in Dollars or another Alternative Currency, the equivalent in such Alternative Currency of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Alternative Currency Equivalent for purposes of determining the aggregate available Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the Borrower requests the Credit Extension for such Credit Date pursuant to the provisions of this Agreement.

“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Discount” has the meaning specified in Section 2.05(a)(iv)(C)(2).

“Applicable Law” means, as to any Person: (a) all Laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person or any property of such Person.

“Applicable Rate” means a percentage per annum equal to:

(a)

(i)

with respect to Term Loans, (A) at any time prior to the First Amendment Effective Date, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.50% and (2) for Base Rate Loans, the Base Rate plus 1.50% ~~and~~, (B) from and after the First Amendment Effective Date to but excluding the date on which the Entegris Merger is consummated, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.00% and (2) for Base Rate Loans, the Base Rate plus 1.00%; provided that if the Total Leverage Ratio for the most recently ended Test Period for which financial statements are internally available is less than or equal to 2.00:~~1.00~~1.00, the Applicable Rate shall be, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 1.75% and (2) for Base Rate Loans, the Base Rate plus 0.75%; and (C) from and after the date on which the Entegris Merger is consummated, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.25% and (2) for Base Rate Loans, the Base Rate plus 1.25%; provided that if the Total Leverage Ratio for the most recently ended Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter ending after the consummation of the Entegris Merger) for which financial statements are internally available is less than or equal to 2.00:1.00, the Applicable Rate shall be, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.00% and (2) for Base Rate Loans, the Base Rate plus 1.00%; provided, however, that for purposes of clauses (B) and (C) above, clause (a) of the definition of Total Leverage Ratio ~~in connection herewith~~ shall be calculated without any netting of Cash on Hand,

(ii)	with respect to Revolving Loans, initially, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.00% and (2) for Base Rate Loans, the Base Rate plus 1.00%,

(iii)	with respect to the unused Revolving Commitments, initially, 0.375%, and

(iv)

with respect to Revolving Loans and the unused Revolving Commitments from and after delivery of the Compliance Certificate pursuant to Section 6.02(b) for the period ended December 31, 2016, the Applicable Rate shall be (1) for Revolving Loans that are Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus the applicable margin set forth in the table below, (2) for Revolving Loans that are Base Rate Loans, the Base Rate plus the applicable margin set forth in the table below and (3) for the unused Revolving Commitments, the Revolving Commitment Fee percentage set forth in the table below, in each case, based on the First Lien Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

First Lien Leverage Ratio	Margin for Revolving Loans that are Eurodollar Rate Loans	Margin for Revolving Loans that are Base Rate Loans	Revolving Commitment Fees
> 1.00	2.00%	1.00%	0.375%
< 1.00	1.75%	0.75%	0.25%

(b)	with respect to Letter of Credit fees, the applicable margin then in effect with respect to Revolving Loans that are Eurodollar Rate Loans,

(c)	with respect to Swingline Loans, the applicable margin then in effect with respect to Revolving Loans that are Base Rate Loans, and

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (iii) the sum of (a) the Adjusted Eurocurrency Rate that would be payable on such day for a Eurocurrency Rate Loan with a one-month interest period plus (b) 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. For the avoidance of doubt, all Swingline Loans will be Base Rate Loans.

“Benefit Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means (i) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Borrower” has the meaning specified in the preamble hereto. It is understood that upon the consummation of the Entegris Merger and the satisfaction of the other requirements of Section 7.04(c), the term “Borrower” shall, in accordance with Section 1.02(g), be construed to refer to Entegris for all purposes hereof and the other Loan Documents.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(a)(iv)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(a)(iv)(C). upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, (a) Consolidated cash interest expense in respect of indebtedness for borrowed money of such Person and its Restricted Subsidiaries for such period on a Consolidated basis (excluding amortization of original issue discount or premium resulting from the ~~Issuance~~issuance of Indebtedness at less than par, amortization of deferred financing costs, costs associated with obtaining or terminating Swap Contracts and fees and expenses in connection with any amendment or waiver of Indebtedness), minus (b) interest income for such period, all determined in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a Consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by:

(a) any (x) Transaction Expenses and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Versum Equity Offering (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), Investment permitted under Section 7.02, acquisition, disposition, recapitalization or the ~~incurrence~~Incurrence of Indebtedness permitted to be Incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (i) such fees, expenses or charges related to this Agreement, the Senior Notes Indenture, the Senior Notes, any other credit facilities and any Receivables Fees, and (ii) any amendment, waiver or other modification of this Agreement, the Senior Notes Indenture, the Senior Notes, Receivables Facilities, any other credit facilities, any Receivables Fees, any other Indebtedness permitted to be Incurred hereunder or any Versum Equity Offering, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(b) provision for taxes based on income, profits, revenue or capital, including, without limitation, federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations

(2) Consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest (i) on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (ii) shall be calculated in the reporting currency of such Person at the spot rate of exchange pursuant to GAAP on the date of determination as further increased or decreased by the fair value of foreign currency Swap Contracts or other derivative instruments (or portions thereof) entered into for the purpose of hedging currency risk related to the interest rate of any Indebtedness on such date of determination, regardless of whether such Swap Contracts or other instruments are recorded under hedge accounting principles in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP before any reduction in respect of Preferred Capital Stock dividends; provided, however, that there will not be included in such Consolidated Net Income, without duplication:

(1) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred with any of the foregoing;

(2) the cumulative effect of a change in accounting principles, including any impact resulting from an election by the Borrower to apply IFRS at any time following the Closing Date;

(3) any costs associated with the Transactions, including any Transaction Expenses and any other charges, fees, costs or expenses associated with becoming a separate operating company;

(4) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, ~~issuance~~Incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Financial Accounting Standards Codification No. 805 and gains or losses associated with Financial Accounting Standards Codification No. 460);

(5) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(6) accruals and reserves that are established or adjusted (including any adjustment of estimated payouts on existing earn-outs) that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies;

(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8) any net income (loss) of any Person if such Person is not the Borrower or a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Responsible Officer of the Borrower) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (9) below);

(9) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than the Borrower and the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, the Senior Notes or the Senior Notes Indenture and (c) restrictions specified in Section 7.09(m), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means (a) the Lenders and Affiliates thereof, (b) the Agents and their respective Affiliates and branches, (c) the Arrangers and (d) the permitted successors and permitted assigns of each of the foregoing.

“Cross-License Agreement” means an agreement to be entered into by and between Versum Materials US, LLC and Air Products, providing for, among other things, the licensing of certain intellectual property, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Debt Fund Affiliate” means an Affiliate of a Company Competitor that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which neither such Company Competitor nor any other Affiliate of such Company Competitor (other than other Debt Fund Affiliates) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Debt Fund Affiliate’s investment decisions.

“Debt Issuance” means the ~~issuance~~Incurrence by any Person and its Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the lapse of grace period, or both, would be an Event of Default.

“Default Rate” means, with respect to overdue principal, an interest rate equal to (a) the Applicable Rate applicable to the respective borrowing plus (b) 2.0% per annum and, with respect to any other overdue amount, the interest rate applicable to Base Rate Loans that are Revolving Loans plus 2.0% per annum (other than to Defaulting Lenders).

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States of America, any State thereof, or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means, as of any date of determination, (a) a Lender as of such date; (b) an Affiliate of a Lender described in clause (a); (c) an Approved Fund with respect to a Lender described in clause (a); and (d) any other Person (other than a natural person or any Affiliate of the Borrower) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Swingline Lender and the L/C Issuers and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a), (e) and (f), the Borrower (each such approval not to be unreasonably withheld or delayed).

“Employee Matters Agreement” means an agreement to be entered into by and between the Borrower and Air Products to allocate certain liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Entegris” means Entegris, Inc., a Delaware corporation.

“Entegris Existing Credit Agreement” means that certain Credit and Guaranty Agreement dated as of November 6, 2018, among Entegris, certain Subsidiaries of Entegris party thereto, as guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, as amended by that certain First Amendment thereto, dated as of February 8, 2019.

“Entegris Existing Indenture” means that certain Indenture dated as of November 10, 2017, among Entegris, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Entegris Existing Notes” means the 4.625% Senior Notes due 2026 issued pursuant to the Entegris Existing Indenture by Entegris on November 10, 2017.

“Entegris Merger” means the merger of the Borrower named in the header of this Agreement with and into Entegris, with Entegris surviving such merger, pursuant to the Entegris Merger Agreement.

“Entegris Merger Agreement” means that certain Agreement and Plan of Merger dated as of January 27, 2019, between the Borrower and Entegris.

“Environmental Claim” means any notice of violation, claim (including common law claims), cause of action, suit, administrative, regulatory or judicial action or proceeding, investigation, written demand, lien, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any Person for any liability, loss, damage (foreseeable and unforeseeable), personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, indemnity, indirect or consequential damages, punitive damages, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultant fees, damage to the environment or natural resources, or for nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from, arising from, based upon or related to (i) the occurrence or existence of a Release or threat of a Release (whether sudden or non-sudden or accidental or non-accidental) of, the exposure to or presence of any Contaminant in, into or onto the environment, (ii) the use, handling, generation, transportation, storage, treatment or disposal of any Contaminant, or (iii) the violation, or alleged violation, of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules or regulations or orders, decrees, judgments or directives issued by a Governmental Authority imposing liability, duties, obligations or standards of conduct for or relating to pollution, the protection of health or safety with respect to exposure to Contaminants, the protection of the environment or the use, treatment, storage, transportation, handling, disposal or release of any hazardous material, substance or waste, including, but not limited to, the following United States statutes, as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. §1251 et seq., the Clean Air Act, as codified in 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. §2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. §9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. §11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. §300f et seq., and any related regulations, as well as all state and local equivalents.

“Environmental Liability” means any liability, loss, duty or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries arising from, resulting from or based upon (a) violation, or alleged violation, of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Contaminant, (c) exposure to any Contaminant, (d) the presence, release or threatened release of any Contaminant into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(xv) to the extent added to Consolidated Net Income, cash losses from discontinued operations; and

(xvi) without duplication of any other deduction, cash expenditures in respect of pension and other post retirement obligations and environmental obligations in such period.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Thomson Reuters screen at or about 11:00 a.m. (New York time) on such date. In the event that such rate does not appear on the Thomson Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s quoted spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later.

“Excluded Assets” has the meaning specified in the Security Agreement; provided that, notwithstanding anything to the contrary set forth in this Agreement, the Security Agreement or any other Loan Document, the term “Excluded Assets” shall not include any assets or properties subject to any Lien securing any Incremental Equivalent Debt.

“Excluded Contribution” means net cash proceeds or property or assets received by the Borrower as capital contributions to the equity (other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock) of the Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Restricted Subsidiary) of Capital Stock (other than Disqualified Capital Stock or Designated Preferred Stock) of the Borrower, in each case, to the extent designated as an Excluded Contribution pursuant to a certificate of a Responsible Officer of the Borrower.

“Excluded Information” means information (including material non-public information) regarding the Loans of the applicable Class or the Loan Parties hereunder that is not known to a Lender participating in a Discounted Voluntary Prepayment or in an assignment to the Borrower, that may be material to a decision by such Lender to participate in such Discounted Voluntary Prepayment or such assignment to the Borrower, as applicable.

“Excluded Subsidiary” means any (i) CFC, (ii) Unrestricted Subsidiary, (iii) Immaterial Subsidiary, (iv) Captive Insurance Subsidiary, (v) Non-Profit Subsidiary, (vi) Joint Venture, (vii) subsidiary which is a special purpose entity, (viii) Restricted Subsidiary that is prohibited by obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons, the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. For all purposes hereof, the Entegris Merger shall constitute an Investment.

For purposes of Section 7.02 and the designation of Restricted Subsidiaries and Unrestricted Subsidiaries pursuant to Section 6.12:

(1)

“Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as determined by the Borrower) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)

debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an aggregate amount equal to $50,000,000. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.

“Laws” means, collectively, all applicable international, foreign, federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, common laws and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCA Election” has the meaning set forth in Section 1.13.

“LCA Test Date” has the meaning set forth in Section 1.13.

“Lender” means, at any time, any lender that has a Commitment or holds a Loan at such time and, as the context requires, includes each L/C Issuer and the Swingline Lender.

“Letter of Credit” means any letter of credit issued by an L/C Issuer hereunder for the account of the Borrower or any of its Subsidiaries.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Financing” means any ~~incurrence~~Incurrence of Indebtedness related to, and identified at the time of, any Limited Condition Transaction.

“Limited Condition Transaction” means any Permitted Acquisition or any other Investment permitted under Section 7.02 by one or more of Borrower or any of the Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing. For all purposes hereof, the Entegris Merger shall constitute a Limited Condition Transaction and the Borrower shall be deemed to have made an LCA Election in respect thereof.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 which, for the avoidance of doubt, includes Swingline Loans.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guarantee Agreement, (d) the Collateral Documents and (e) each Letter of Credit.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Minimum Collateral Amount” means, at any time, (a) as to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and the Fronting Exposure of the Swingline Lender with respect to Swingline Loans outstanding at such time, as applicable, and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Minimum Extension Condition” has the meaning specified in Section 2.16(b).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Mortgage” means any deed of trust, trust deed, mortgages or other comparable instrument covering the Material Real Property required to be mortgaged pursuant to this Agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower and executed and delivered pursuant to Section 6.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Borrower or any of its ERISA Affiliates.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Cash Proceeds” means:

(a)

with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by the Collateral on a pari passu basis with the Facilities), (B) the out-of-pocket fees and expenses (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes (or Restricted Payments to the extent permitted hereunder made in respect of taxes) paid or reasonably estimated to be payable in connection therewith by the Borrower or such Restricted Subsidiary and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower, deductions in respect of withholding and other Taxes that are payable in cash if such funds are repatriated to the jurisdiction of the Borrower), (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other Disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (E) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of Borrower or a wholly owned Restricted Subsidiary as a result thereof and (F) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Cash Proceeds). It being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in respect of any such Disposition or Casualty Event and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; and

(b)

with respect to the ~~incurrence or issuance~~Incurrence of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such ~~incurrence or issuance~~Incurrence over (ii) (x) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such ~~incurrence or issuance~~ Incurrence (including, in the case of Indebtedness of any Foreign Subsidiary, deduction in respect of withholding Taxes that are payable in cash if such funds are repatriated) and (y) all taxes paid or reasonably estimated to be payable as a result thereof.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Defaulting Lender” means, as to any Facility, a Lender thereunder that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning specified in the definition of “Expiring Credit Commitment.”

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 7.05 and Section 2.05(b)(ii).

“Permitted Entegris Existing Credit Agreement Indebtedness” means any Indebtedness of the Borrower and/or any Subsidiary Guarantor under the Entegris Existing Credit Agreement; provided that the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed the lesser of (a) the sum of (i) (A) the aggregate principal amount of the “Term Loans” under, and as defined in, the Entegris Existing Credit Agreement outstanding on the Second Amendment Effective Date plus (B) the aggregate principal amount of such Term Loans Incurred, on or prior to the date of the consummation of the Entegris Merger, to finance the redemption of the Senior Notes and the payment of the related premiums, fees and expenses and (ii) the aggregate amount of the “Revolving Commitments” under, and as defined in, the Entegris Existing Credit Agreement in effect on the Second Amendment Effective Date or (b) the sum of (i) the aggregate principal amount of such “Term Loans” outstanding on the date of the consummation of the Entegris Merger and (ii) the aggregate amount of such “Revolving Commitments” in effect on the date of the consummation of the Entegris Merger.

“Permitted Entegris Existing Notes” means any Indebtedness of the Borrower and/or any Subsidiary Guarantor under the Entegris Existing Notes; provided that the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed the lesser of (a) the aggregate principal amount of the Entegris Existing Notes outstanding on the Second Amendment Effective Date and (b) the aggregate principal amount of the Entegris Existing Notes outstanding on the date of the consummation of the Entegris Merger.

“Permitted Liens” means, with respect to any Person:

(a) Liens on assets, property or Capital Stock of a Restricted Subsidiary that is not a Guarantor securing Indebtedness permitted to be secured hereunder of any Restricted Subsidiary that is not a Guarantor;

(b) pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, return-of-money bonds, performance and completion guarantees, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practice;

(c) Liens with respect to outstanding motor vehicle fines and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or, if more than 60 days overdue, which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(e) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, land use regulations, covenants, conditions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances or matters that would be disclosed in an accurate survey affecting real property) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower and its Restricted Subsidiaries or to the ownership of their properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreement and other agreements, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries (taken as a whole);

(f) Liens (i) on assets or property of the Borrower or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted hereunder; (ii) that are contractual rights of set-off or, in the case of clause (x) or (y) below, other bankers’ Liens (x) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the ~~issuance~~Incurrence of Indebtedness, (y) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (z) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (iii) on cash accounts securing Indebtedness incurred under Section 7.03(h)(iii) with financial

(ll) any exclusive or non-exclusive licenses or sublicenses granted under any intellectual property rights that do not secure or is not granted in connection with incurrence of Indebtedness;

(mm) the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(nn) restrictive covenants affecting the use to which real property may be put;

(oo) Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(pp) Liens arising in connection with any Permitted Tax Restructuring or any intercompany license agreements;

(qq) Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted hereunder;

(rr) Liens on the Collateral pursuant to the documentation securing Incremental Equivalent Debt (including Incremental Equivalent Debt in the form of Permitted Entegris Existing Credit Agreement Indebtedness) permitted to be ~~incurred~~Incurred; provided that such Liens are pari passu or junior in priority to the Obligations pursuant to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the trustee, agent, holders or lenders with respect to such Incremental Equivalent Debt entered into on or prior to the date of such Incurrence; or

(ss) Liens pursuant to any Loan Document including Liens securing Replacement Term Loans, Additional Term Loans, Additional Revolving Loans, Additional Revolving Facility Commitments and Additional Revolving Commitments.

In the event that any Permitted Lien meets the criteria of more than one of the categories of Permitted Liens described in clauses (a) through (ss) above, the Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien to the extent such Permitted Lien would be permitted to be incurred under such clause at the time of such classification or reclassification, and the Borrower will only be required to include the amount and type of such Permitted Lien in one or more of the above clauses; provided that all Liens securing the Obligations under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (ss) of this definition.

“Permitted Repricing Amendment” has the meaning specified in Section 10.01.

“Sanctioned Country” means a country or territory subject to comprehensive Sanctions. For the avoidance of doubt, as of the Closing Date, this includes and is limited to the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, and Sudan.

“Sanctioned Person” means (a) any Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) any person located, organized, or resident in a Sanctioned Country.

“Sanctions” means any Laws relating to terrorism, money laundering, and economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the European Union, Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the U.S. Government, including those administered by OFAC or the U.S. Department of State, Executive Order 13224, the Bank Secrecy Act, the PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to the Agreement, dated as of February 8, 2019 among the Borrower, Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment.

“Secured Bank Product Obligations” means Indebtedness and other obligations or liabilities (other than any Excluded Swap Obligations) of the Borrower or any Restricted Subsidiary designated by the Borrower as “Secured Bank Product Obligations” in a written notice to the Administrative Agent that are owing in connection with a Bank Product to any Person that is providing such Bank Product so long as such Person (i) is a Credit Party on or immediately following the Closing Date and such Bank Product is in effect on the Closing Date, (ii) was a Credit Party when entering into such Bank Product or (iii) was identified in writing on or prior to the Closing Date to the Administrative Agent.

“Secured Bank Product Provider” means any Person to whom Secured Bank Product Obligations are owed.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Arrangers, the Secured Bank Product Providers, the Designated Credit Line Providers and each

“Term Loan” means a term loan denominated in Dollars and made by a Lender to the Borrower pursuant to Section 2.01(a)(i). The aggregate principal amount of Term Loans outstanding on the ~~First~~Second Amendment Effective Date is $~~569,250,000.03.~~562,062,500.06.

“Term Loan Exposure” means, as to any Lender as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Term Loan Facility” means (a) prior to the funding of the Term Loans on the Closing Date, the Term Commitments and (b) thereafter, the Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Total Assets” means the Consolidated total assets of the Borrower and its Restricted Subsidiaries on a Consolidated basis after giving effect to the Transactions, as shown on the most recent Consolidated balance sheet of the Borrower and its Restricted Subsidiaries or, with respect to any determination prior to the first such delivery, the Pro Forma Balance Sheet.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period (net of Cash on Hand) to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans plus all outstanding L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and Swingline Loans plus all outstanding L/C Obligations.

“Total Secured Leverage Ratio” means with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any portion of Consolidated Total Debt that is unsecured) as of the last day of such Test Period (net of Cash on Hand) to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Transaction Agreements” means the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the Cross-License Agreement, in each case, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the terms hereof.

“Transaction Expenses” means any charges, fees or expenses (including all legal, accounting, advisory, financing-related or other transaction-related charges, fees, costs and expenses and any bonuses or success fee payments and amortization or write-offs of debt Extensions and amounts outstanding hereunder denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent at the Exchange Rate as of any Valuation Date.

(b) Notwithstanding the foregoing, in the case of Loans and Letters of Credit denominated in an Alternative Currency, the Administrative Agent may at periodic intervals (no more frequently than monthly, or more frequently during the continuance of an Event of Default) recalculate the aggregate exposure under such Loans and Letters of Credit to account for fluctuations in the Exchange Rate affecting the Alternative Currency in which any such Loans and/or Letters of Credit are denominated. If, as a result of such recalculation, (i) the Total Revolving Outstandings exceed an amount equal to 105% of the Revolving Commitments then in effect, the Borrower will prepay Revolving Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess or (ii) the aggregate L/C Obligations exceeds an amount equal to 105% of the L/C Sublimit, the Borrower will repay Revolving Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess.

(c) Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent.

(d) Notwithstanding the foregoing, for purposes of determining compliance with Article 7 (excluding Section 7.13) with respect to any amount of cash on deposit, Indebtedness, Investment, Restricted Payment, Lien or Disposition (each, a “Covenant Transaction”) in a currency other than Dollars, (i) no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is ~~incurred~~Incurred and (ii) such amount will be converted into Dollars based on the relevant Exchange Rate in effect on the date such Covenant Transaction occurs and such basket will be measured at the time such Covenant Transaction occurs.

(e) For purposes of determining compliance under Section 7.13 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, amounts denominated in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

(b) For purposes of calculating any financial ratio or test, Specified Transactions (with any ~~incurrence~~Incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.09(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.09(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to Consolidated EBITDA with respect to a Specified Transaction, (x) the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realizable as a result of specified actions taken, committed to be taken or expected (in the good faith determination of the Borrower) to be taken within 18 months of the date thereof, with such cost savings being reasonably identifiable and factually supportable, calculated on a pro forma basis as though such cost savings, operating expense reductions, operating initiatives, operating changes and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating initiatives, operating changes and synergies were realized during the entirety of such period, and (y) “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or are expected (in the good faith determination by the Borrower) to be taken within 18 months (including any reasonably identifiable and factually supportable savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, in each case, subject to the limitations set forth in and consistent with the definition of “Consolidated EBITDA”; provided that, the aggregate amount for all such cost savings, together with the costs savings included in the calculation of Consolidated EBITDA pursuant to clause (m) thereof, shall not exceed 20% of Consolidated EBITDA for such period prior to giving effect to the inclusion of such cost savings.

(d) In the event that the Borrower or any Restricted Subsidiary ~~incurs~~Incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness ~~incurred~~Incurred or repaid under any revolving credit facility), (i) during the applicable Test Period or (ii) subject to Section 1.09(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such ~~incurrence~~Incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect for the purposes of determining the Fixed Charge Coverage Ratio, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

SECTION 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.11 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

SECTION 1.12 Compliance with Article 7. In the event that any Lien, Investment, Indebtedness (whether at the time of ~~incurrence~~Incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate Transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article 7, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion.

SECTION 1.13 Limited Condition Transactions. For purposes of (i) determining compliance with any provision in this Agreement which requires the calculation of the Total Secured Leverage Ratio, Fixed Charge Coverage Ratio, Total Leverage Ratio or First Lien Leverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets) (including, in each case, with respect to the ~~incurrence~~Incurrence of Indebtedness under Section 2.14), in each case, in connection with a Limited Condition Transaction, at the irrevocable option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such Limited

Condition Transaction and any Limited Condition Financing and the other transactions to be entered into in connection therewith is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. The Borrower shall make the LCA Election on or prior to the LCA Test Date. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date (including with respect to the ~~incurrence~~Incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the Person acquired in respect of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (1) the date on which such Limited Condition Transaction is consummated or (2) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and any Limited Condition Financing (and the use of proceeds thereof) and other transactions in connection therewith (but not for purposes of determining the “Applicable Rate” or “Prepayment Percentage”, nor for calculating the financial covenant set forth in Section 7.13) have been consummated. In connection with any calculation of any financial ratio or test (but not for purposes of determining the “Applicable Rate” or “Prepayment Percentage”, nor for calculating the financial covenant set forth in Section 7.13) on or following the Second Amendment Effective Date and prior to the earlier of (1) the date on which the Entegris Merger is consummated or (2) the date that the Entegris Merger Agreement is terminated or expires without consummation of the Entegris Merger, any such ratio or test shall be calculated on a Pro Forma Basis assuming the Entegris Merger and any Limited Condition Financing (and the use of proceeds thereof) and other transactions in connection therewith (solely for this purpose, assuming that the aggregate amount of the “Revolving Commitments” under, and as defined in, the Entegris Existing Credit Agreement shall have been funded) have been consummated.

ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01 The Loans.

(a)	The Term Borrowings.

Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date.

(L) Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this Section 2.05(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise.

(M) To the extent the Auction Agent is required to deliver notices or communicate such other information to the Lenders pursuant to this Section 2.05(a)(iv), the Auction Agent will work with the Administrative Agent (and the Administrative Agent will cooperate with the Auction Agent) in order to procure the delivery of such notices and/or the communication of such information to the applicable Lenders.

(N) Nothing in this Section 2.05(a)(iv) shall require the Loan Parties or any of their Subsidiaries to undertake any Discounted Loan Prepayment.

(b) Mandatory.

(i) Excess Cash Flow. Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate is required to have been delivered pursuant to Section 6.02(b), commencing with the fiscal year ended September 30, 2017, the Borrower shall, if and to the extent Excess Cash Flow for such period exceeds $5,000,000, cause to be prepaid an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount (the “ECF Prepayment Amount”) equal to (A) the Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i) (other than prepayments of Term Loans financed by ~~incurring~~Incurring other long-term Indebtedness (other than revolving loans)), in the case of prepayments pursuant to Section 2.05(a)(iv), with credit given for the actual amount of cash payment, and (2) solely to the extent the amount of the Revolving Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i); provided that any payments made after fiscal year-end which reduce the prepayment pursuant to this Section 2.05(b)(i) shall not reduce any required prepayments pursuant to this Section 2.05(b)(i) in any subsequent fiscal year; provided, however, that a ratable portion of the ECF Prepayment Amount may be applied to prepay or offer to purchase any senior secured notes or loans that are permitted ~~to be (x) incurred~~ hereunder ~~on such terms~~to be (x) Incurred and (y) secured by the Collateral on a pari passu basis with the Facilities (including any such loans constituting the Permitted Entegris Existing Credit Agreement Indebtedness) if required under the terms of the documentation governing such notes or loans (determined on the basis of the aggregate outstanding principal amount of the Term Loans and such notes and loans outstanding at such time); provided, further, that to the extent the holders of such notes or loans decline to have such Indebtedness prepaid or purchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(ii)	Disposition or Casualty.

(A) If (x) the Borrower or any Restricted Subsidiary consummates any Asset Disposition or Disposes of any other property that would not constitute an “Asset Disposition” by reason of clause (15) or (23) of such definition or (y) any Casualty Event occurs, which results in the receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds in excess of (1) $20,000,000 in a single transaction or series of related transactions or (2) $40,000,000 in the aggregate in any fiscal year (and thereafter only Net Cash Proceeds in excess of such amount in such fiscal year shall be subject to the provisions of this Section 2.05(b)(ii)), the Borrower shall cause to be prepaid on or prior to the date which is five (5) Business Days after the date of the receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to 100% of all Net Cash Proceeds received; provided, however, that a ratable portion of the Net Cash Proceeds may be applied to prepay or offer to purchase any senior secured notes or loans that are permitted hereunder to be (x) ~~incurred hereunder on such terms~~Incurred and (y) secured by the Collateral on a pari passu basis with the Facilities (including any such loans constituting the Permitted Entegris Existing Credit Agreement Indebtedness) if required under the terms of the documentation governing such notes or loans (determined on the basis of the aggregate outstanding principal amount of the Term Loans and such notes and loans outstanding at such time); provided, further, that to the extent the holders of such notes or loans decline to have such Indebtedness prepaid or purchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(B) With respect to any Net Cash Proceeds received with respect to any Asset Disposition or other Disposition specifically included in the application of Section 2.05(b)(ii)(A) or any Casualty Event, at the option of the Borrower, the Borrower or its Restricted Subsidiaries may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds received by it in assets useful for their business and permitted acquisitions within 365 days following the later of (x) receipt of such Net Cash Proceeds and (y) the date of such Disposition or Casualty Event (or, if committed to be reinvested within such 365-day period, so reinvested within 180 days thereafter); provided that if any Net Cash Proceeds are not so reinvested within the applicable time periods set forth above in this Section 2.05(b)(ii)(B), an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05.

(iii) Debt Proceeds. If the Borrower or any Restricted Subsidiary ~~incurs or issues~~Incurs (A) any Indebtedness not permitted to be ~~incurred or issued~~Incurred pursuant to Section 7.03 or (B) any Refinancing Notes or Refinancing Term Facility, the Borrower shall cause to be prepaid an aggregate amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to 100% of all Net Cash Proceeds received therefrom on the date which is three (3) Business Days after the date of receipt of such Net Cash Proceeds.

(iv) Revolving Loans. If for any reason the aggregate Outstanding Amount of the Revolving Loans and Swingline Loans plus all outstanding L/C Obligations at any time exceeds the Aggregate Revolving Commitments then in effect, the Borrower shall promptly prepay the Revolving Loans and Swingline Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Loans and Swingline Loans such aggregate outstanding amount of L/C Obligations exceeds such Aggregate Revolving Commitments then in effect.

(v) Notwithstanding any other provisions of this Section 2.05(b), to the extent that any Excess Cash Flow or all or any portion of the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event or Debt Issuance by a Restricted Subsidiary giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii)(A) or Section 2.05(b)(ii)(B) (each such Disposition and Casualty Event, a “Specified Asset Sale”) or Section 2.05(b)(iii) (each such Debt Issuance, a “Specified Debt Issuance”) (A) are prohibited or delayed by applicable local Law or prohibited by constituent document restrictions (in the case of minority ownership in a Joint Venture) from being repatriated to the jurisdiction of organization of the Borrower or (B) with respect to which the Borrower has determined in good faith that repatriation of any or all of the Excess Cash Flow or Net Cash Proceeds of any Specified Asset Sale or Specified Debt Issuance to the jurisdiction of organization of the Borrower could reasonably be expected to have a material adverse tax consequence to the Borrower or any of its Restricted Subsidiaries (including pursuant to Section 956 of the Code), then, solely to the extent such result is not directly attributable to actions taken by the Borrower or any of its Subsidiaries with the intent of avoiding or reducing any prepayment otherwise required under this Section 2.05(b), (1) an amount equal to the portion of such Excess Cash Flow or Net Cash Proceeds which would be so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary, (2) the Borrower agrees to use and to cause the applicable Restricted Subsidiary to use commercially reasonable efforts to overcome or eliminate any such restrictions and/or to minimize any such adverse tax consequences to make the relevant prepayment (net of an amount equal to the additional Distribution Related Taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) within one year following the date on which the respective prepayment would otherwise have been required and (3) if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds and Excess Cash Flow is

Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

SECTION 2.14 Increase in Commitments. (a) After the Closing Date, upon notice to the Administrative Agent, the Borrower may request increases to the Revolving Commitments (each such increase, the “Additional Revolving Commitments”), and/or add one or more incremental revolving facilities (each an “Additional Revolving Facility” and the revolving commitments thereunder, the “Additional Revolving Facility Commitments”), request increases to any existing Term Loan Facility and/or add one or more new tranches of term loans, including Additional Term A Loans, denominated in either Dollars or Euros (each such increase and/or new tranche, the “Additional Term Commitments”); provided that:

(i) after giving effect to any such addition, the aggregate amount of Additional Revolving Commitments, Additional Revolving Facility Commitments, Additional Term Commitments and Incremental Equivalent Debt that have been added pursuant to this Section 2.14 ~~and~~or Incurred pursuant to Section 7.03(y) shall not exceed (A) $300,000,000 (the “General Incremental Availability”), plus (B) unlimited additional amounts (the “Ratio Incremental Availability”) to the extent that, in the case of this clause (B) only, as of the last day of the most recently ended Test Period for which financial statements are internally available after giving Pro Forma Effect to such Incurrence of Loans pursuant to such Additional Term Commitments, Additional Revolving Commitments, Additional Revolving Facility Commitments and/or such Incremental Equivalent Debt, as applicable, and any Investment consummated with the proceeds therefrom, the First Lien Leverage Ratio does not exceed 2.00:1.00 (but assuming for the purpose of each such calculation that (x) the relevant Additional Revolving Commitments and Additional Revolving Facility Commitments shall be treated as fully drawn, (y) the cash proceeds of Additional Revolving Loans, Additional Term Loans and/or Incremental Equivalent Debt, as applicable, are not treated as Cash On Hand for such purpose and (z) the proceeds of any Additional Loans or Incremental Equivalent Debt that are to be used to repay Indebtedness have been so used to repay such Indebtedness) and, in each case, it being understood that the Borrower may elect to Incur any such Additional Revolving Commitments, Additional Revolving Facility Commitments, Additional Term Commitments and/or Incremental Equivalent Debt pursuant to the Ratio Incremental Availability prior to the General Incremental Availability, and if both the Ratio Incremental Availability and the General Incremental Availability are available and the Borrower does not make an election, the Borrower will be deemed to have elected the Ratio Incremental Availability; provided that if the Borrower ~~incurs~~Incurs Indebtedness under an Additional Facility using the General Incremental Availability on the same date that it ~~incursIncurs~~ Indebtedness using the Ratio Incremental Availability, the First Lien Leverage Ratio will be calculated without regard to any ~~incurrence of Indebtedness~~Incurrence of Indebtedness under the General Incremental Availability; provided further that, for the avoidance of doubt, the Incurrence of any Incremental Equivalent Debt in the form of the Permitted

Entegris Existing Credit Agreement Indebtedness or the Permitted Entegris Existing Notes shall be disregarded for purposes of determining availability under the General Incremental Availability;

(ii) no existing Lender will be required to participate in any such Additional Facility without its consent (and any Lender that does not respond by the applicable deadline shall be deemed to have refused to so participate);

(iii) any such Additional Facility shall be secured on a pari passu basis by the same Collateral securing the Facilities ;

(iv) (a) all Additional Revolving Commitments shall be on the same terms and conditions and subject to the same documentation as the Revolving Facility (other than with respect to any upfront fees) and (b) (A) all Additional Revolving Facility Commitments shall be, except as provided herein, on terms as agreed between the Borrower and the incremental lenders providing such Additional Revolving Facility (and if such terms are not substantially consistent with the terms of the Revolving Facility, such terms shall be reasonably satisfactory to the Administrative Agent, it being understood that terms not substantially consistent with the Revolving Facility which are applicable only after the Maturity Date of the Revolving Facility will be deemed to be acceptable to the Administrative Agent)), (B) Additional Revolving Facility Commitments shall not mature (or require scheduled commitment reductions or amortization) prior to the Maturity Date of any then existing Revolving Facility, (C) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Additional Revolving Facility Commitments (and related outstandings), (2) repayments required upon the maturity date of the Additional Revolving Facility Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (D) below)) of Additional Revolving Loans with respect to Additional Revolving Credit Commitments after the associated Additional Commitments Effective Date shall be made on a pro rata basis with all other Revolving Commitments and Additional Revolving Commitments in effect on such Additional Commitment Effective Date, (D) the permanent repayment of Additional Revolving Loans with respect to, and termination of, Additional Revolving Facility Commitments after the associated Additional Commitments Effective Date shall be made on a pro rata basis with all other Revolving Commitments and Additional Revolving Commitments in effect on such Additional Commitment Effective Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any Class on a better than pro rata basis as compared to any other Class with a later maturity date than such Class, and (E) subject to the provisions of Section 2.03(j) to the extent dealing with Letters of Credit which mature or expire after a Maturity Date when there exist Non-Expiring Credit Commitments, all Letters of Credit shall be participated on a pro rata basis by all Lenders in accordance with their Pro Rata Share of the aggregate Revolving Commitments, Additional Revolving Commitments and Additional Revolving Facility Commitments on the Additional Commitment Effective Date; and

(v) the final maturity date of any Additional Term Loans (other than Additional Term A Loans) shall be no earlier than the Maturity Date for the existing

SECTION 6.04 Payment of Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc. Each Loan Party will do all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business and comply with its Organizational Documents, in each case except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided,   however, that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or Disposition permitted under Section 7.04 or Section 7.05, as applicable. Each Loan Party shall obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.06 Maintenance of Properties. Each Loan Party will keep and maintain all tangible property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty loss and condemnation excepted), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except for Dispositions permitted under Section 7.05.

SECTION 6.07 Maintenance of Insurance. (a) Each Loan Party shall maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the Closing Date or reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment.

(b) Not later than thirty (30) days after the Closing Date (or (i) in the ~~date any such insurance is obtained,~~case of any such insurance maintained by any Loan Party that becomes a Subsidiary as a result of the Entegris Merger, forty-five (45) days after the date of the consummation of the Entegris Merger and (ii) in the case of insurance obtained after the Closing Date, thirty (30) days after the date any such insurance is obtained), the Borrower shall ensure (or, in the case of clause (iii), use commercially reasonable efforts to ensure) that (i) property, casualty, fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to name the Collateral Agent as additional insured or loss payee on behalf of the Secured Parties, as applicable, (ii) commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured and (iii) each such property, casualty, fire, extended coverage or liability policy referred to in this Section 6.07(b) requires that the

SECTION 6.11 Use of Proceeds. The proceeds of Term Loans made hereunder on the Closing Date will be used by the Borrower (a) to finance the Transactions and the Transaction Expenses and (b) for working capital, capital expenditures and general corporate purposes (including, without limitation, to make Investments, Restricted Payments, acquisitions and any other transactions, in each case, not prohibited by this Agreement). Letters of Credit and the proceeds of the Revolving Loans and Swingline Loans will be used by the Borrower after the Closing Date for working capital, capital expenditures and general corporate purposes (including, without limitation, to make Investments, Restricted Payments, acquisitions and any other transactions, in each case, not prohibited by this Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of (i) any of the regulations of the Board, including Regulations T, U and X, (ii) the Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Corruption Laws and (iii) any applicable Sanctions.

SECTION 6.12 Unrestricted Subsidiaries; Covenant to Guarantee Obligations and Give Security. (a) The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (x) immediately before and after such designation, no Event of Default shall have occurred and be continuing, and (y) no Subsidiary may be designated as or shall otherwise constitute an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes, any Junior Financing or Indebtedness ~~incurred~~Incurred under Sections 7.03(e) (other than in respect of Indebtedness assumed pursuant thereto), (x) and (y). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the fair market value of such Person’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b) Upon (A) the formation or acquisition of any new direct or indirect Restricted Subsidiary that is a wholly owned Domestic Subsidiary by any Loan Party or the designation in accordance with Section 6.12(a) of any existing direct or indirect Unrestricted Subsidiary as a Restricted Subsidiary that is a wholly owned Domestic Subsidiary, (B) any Restricted Subsidiary commencing to constitute a wholly owned Domestic Subsidiary, or (C) any Restricted Subsidiary constituting a wholly owned Domestic Subsidiary guaranteeing or becoming a borrower or issuer under any Incremental Equivalent Debt, in each case with respect to clauses (A), (B) and (C), other than an Excluded Subsidiary, the Borrower shall, in each case at the Borrower’s expense:

(i) within sixty (60) days after such formation, acquisition, designation or guarantee (or such longer period as the Administrative Agent may agree in its reasonable discretion): (A) cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Guarantee Agreement or joinder thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, guaranteeing the Obligations; (B) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A) to furnish to the Administrative Agent a schedule in reasonable detail of any Material Real Property owned by such Restricted

(a) any Indebtedness of the Loan Parties under the Loan Documents (including any Credit Agreement Refinancing Indebtedness, any Replacement Term Loans or under any Additional Facility);

(b) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations is not prohibited by the terms hereof;

(c) Indebtedness of the Borrower owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Restricted Subsidiary; provided, however, that: (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary, and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Borrower or a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be;

(d) (i) any Indebtedness outstanding on the Closing Date and described in Schedule 7.03(d) (or to the extent not listed on such Schedule 7.03(d), where the aggregate principal amount existing on the Closing Date of all such Indebtedness not so scheduled is less than $10,000,000 in the aggregate) and any Guarantees thereof, (ii) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (e), (g), (i), (s), (x) or (y) of this Section 7.03 and (iii) Management Advances;

(e) Indebtedness of (x) the Borrower or any Restricted Subsidiary Incurred ~~or issued~~ to finance an acquisition (or other purchase of assets) or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof; provided that (i) the aggregate principal amount of any such Indebtedness Incurred pursuant to this clause (e) by Restricted Subsidiaries that are not, do not become or are not merged into or consolidated with Loan Parties does not exceed (in the aggregate with Indebtedness Incurred pursuant to clause (z) below by Restricted Subsidiaries that are not, do not become or are not merged into or consolidated with Loan Parties) the greater of $150,000,000 and 16.5% of Total Assets (determined at the time Incurred) at any time outstanding and (ii) after giving effect to such acquisition, merger or consolidation, either:

(1) the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.03(x),

(2) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger or consolidation, or

(3) such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary); provided that, in the case of this clause (3), the only

(j) Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the net cash proceeds received by the Borrower from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Capital Stock, Designated Preferred Stock or an Excluded Contribution) of the Borrower, in each case, subsequent to the Closing Date and any Refinancing Indebtedness in respect thereof; provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Borrower and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent such net cash proceeds or cash have been applied to make Restricted Payments;

(k) Indebtedness (including letters of credit and Designated Credit Lines) of Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed the greater of $150,000,000 and 16.5% of Total Assets (determined at the time Incurred) at any time outstanding (and any Refinancing Indebtedness in respect thereof);

(l) Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to any current or former employee, director or consultant of the Borrower, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, spouses or former spouses, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Borrower or any Parent Entity that is permitted under Section 7.06;

(m) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(n) Indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (n) and then outstanding will not exceed the greater of $100,000,000 and 11.0% of Total Assets (determined at the time Incurred) at any time outstanding (and any Refinancing Indebtedness in respect thereof);

(o) Indebtedness Incurred in respect of a Receivables Facility;

(p) Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Tax Restructuring;

(q) any obligation, or guaranty of any obligation, of the Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Borrower or a Restricted Subsidiary ~~incurred~~Incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit;

(r) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Closing Date, including that (i) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (ii) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(s) obligations in respect of Disqualified Capital Stock in an amount not to exceed $25,000,000 outstanding at any time;

(t) Indebtedness represented by the Senior Notes (other than any “Additional Notes” as defined in the Senior Notes Indenture), including any Guarantee thereof;

(u) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Joint Ventures not to exceed the greater of $50,000,000 and 5.5% of Total Assets (determined at the time Incurred) at any time outstanding;

(v) Indebtedness of the Borrower or any Restricted Subsidiary to the extent that 100% of such Indebtedness is supported by a Letter of Credit;

(w) Indebtedness of the Borrower or any Restricted Subsidiary representing deferred compensation to the former, current or future officers, directors, employees or consultants thereof ~~incurred~~Incurred in the ordinary course of business and consistent with past practice;

(x) (i) any other Indebtedness ~~incurred~~Incurred by the Borrower or any Restricted Subsidiary and (ii) any issuance of shares of Preferred Capital Stock by any Foreign Subsidiary; provided that, in each case, the Fixed Charge Coverage Ratio shall be not less than 2.00:1.00 as of the last day of the most recently ended Test Period for which financial statements are internally available and after giving Pro Forma Effect to such Incurrence (and the application of the proceeds thereof); provided that the aggregate principal amount of any such Indebtedness Incurred pursuant to this clause (x) by Restricted Subsidiaries that are not, do not become or are not merged into or consolidated with Loan Parties does not exceed (in the aggregate with Indebtedness Incurred pursuant to clause (e) above by Restricted Subsidiaries that are not, do not become or are not merged into or consolidated with Loan Parties) the greater of $150,000,000 and 16.5% of Total Assets (determined at the time Incurred) at any time outstanding; and

(y) Indebtedness of the Borrower or any Loan Party ~~issued in lieu of Additional Facilities~~Incurred consisting of (i) a series of notes evidencing or consisting of Indebtedness that is, at the time of ~~incurrence~~Incurrence, either is unsecured ~~or~~(including the Permitted Entegris Existing Notes) or is secured by the Collateral on a pari passu basis or a junior basis with the Facilities (including, in each case, any Registered Equivalent Notes) (the “Additional Notes”) or (ii) secured loans (including the Permitted Entegris Existing Credit Agreement Indebtedness) or unsecured loans (or, in each case, commitments in respect thereof) (which loans, if secured, must be secured by the Collateral on a pari passu basis or a junior basis with the Facilities) (the “Additional Incremental Equivalent Loans” and, together with the Additional Notes, the “Incremental Equivalent Debt”); provided that (a) the aggregate initial principal amount of all Incremental Equivalent Debt Incurred shall not exceed the amount permitted to be ~~incurred~~Incurred under General Incremental Availability plus the Ratio Incremental Availability, provided that in the case of Incremental Equivalent Debt secured by the Collateral on a junior basis with the Facilities, in lieu of complying with the maximum First Lien Leverage Ratio test set forth in Section 2.14(a)(i)(B), the Borrower shall be required to comply with a Total Secured Leverage Ratio (calculated on a Pro Forma Basis) not to exceed 2.00:1.00, (b) the Incurrence of such Incremental Equivalent Debt shall be subject to clauses (v), (vi)(A) and (vi)(C) of Section 2.14(a), provided that (x) the provisions of Section 2.14(a)(vi)(A) shall only apply if such Incremental Equivalent Debt is ~~incurred~~Incurred as Additional Incremental Equivalent Loans secured by the Collateral on a pari passu basis with the Facilities and (y) the provisions of Section 2.14(a)(v) shall not apply to any Incremental Equivalent Debt ~~incurred~~Incurred in the form of one-year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth above (but for the avoidance of doubt, not any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans), (c) the maturity date of any such Incremental Equivalent Debt that is unsecured or secured by the Collateral on a junior basis with the Facilities shall be no earlier than 91 days after the latest Maturity Date of the Facilities at the time ~~incurred~~Incurred, (d) such Incremental Equivalent Debt, if secured, shall be subject to a customary intercreditor agreement with terms to be mutually agreed by the Administrative Agent, the Borrower and the representative of the holders of notes or lenders of such Incremental Equivalent Debt and (e) the Borrower shall give the Administrative Agent at least three Business Days’ (or such shorter period as the Administrative Agent shall agree) prior written notice of the intent to ~~incur~~Incur such Incremental Equivalent Debt; provided, however, that the requirements of clauses (a) and (e) above shall not apply to the Incurrence of the Permitted Entegris Existing Credit Agreement Indebtedness or the Permitted Entegris Existing Notes.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(i) subject to clause (ii) below, in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (a) through (w) above, the Borrower, in its sole discretion, will classify, and may from time to time reclassify, such Indebtedness so long as such Indebtedness is permitted to be Incurred and any related Liens are permitted to be Incurred at the time of reclassification;

(ii) all Indebtedness outstanding on the Closing Date under the Loan Documents shall be deemed Incurred on the Closing Date under clause (a);

(iii) in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness such amount shall not include the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing;

(iv) Guarantees of, or obligations in respect of, letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(v) the principal amount of any Disqualified Capital Stock of the Borrower or a Restricted Subsidiary, or Preferred Capital Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(vi) Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness;

(vii) notwithstanding anything in this covenant to the contrary, in the case of any Indebtedness ~~incurred~~Incurred to refinance Indebtedness initially ~~incurred~~Incurred in reliance on a clause of this Section 7.03 measured by reference to a percentage of Total Assets at the time of Incurrence, if such refinancing would cause the percentage of Total Assets restriction to be exceeded if calculated based on the percentage of Total Assets on the date of such refinancing, such percentage of Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus premiums (including tender premiums), defeasance, costs and fees in connection with such refinancing; and

(viii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Capital Stock or Disqualified Capital Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04 Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into another Person, except that:

(a) any Restricted Subsidiary may merge with or liquidate into (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Restricted Subsidiaries;

(b) any Subsidiary may liquidate or dissolve or change its legal form (including by merger or consolidation) if the Borrower determines in good faith that such action is in the best interests of the business of the Borrower;

(c) the Borrower or any Restricted Subsidiary may merge with any other Person in order to (i) effect ~~an~~the Entegris Merger, (ii) effect any other Investment permitted pursuant to Section 7.02 (provided that (A) the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12 to the extent applicable and (B) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02) or (~~ii~~iii) effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.12; provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(c), (1) other than in the case of the Entegris Merger, no Event of Default exists or would result therefrom, (2) the Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall (x) provide all documentation and other information reasonably requested by the Administrative Agent, any Lender or any L/C Issuer in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT ACT; provided that in the case of the Entegris Merger, any such request shall be made at least 10 Business Days prior to the anticipated date of consummation of the Entegris Merger, (y) expressly assume the obligations of the Borrower hereunder in a manner reasonably acceptable to the Administrative Agent and (z) to the extent any Senior Notes shall remain outstanding after giving effect to such transaction, expressly assume the obligations of the Borrower under ~~the~~such Senior Notes and (3) the Jurisdictional Requirements shall be satisfied;

(d) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected; provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(d), (i) the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (ii) the Jurisdictional Requirements shall be satisfied;

(e) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, in each case, by and among Restricted Subsidiaries, the purpose of which is to effect a Permitted Tax Restructuring, may be effected.

SECTION 7.05 Dispositions. Make any Disposition except:

(a) Dispositions that are expressly excluded from the definition of “Asset Disposition”; and

(b) (i) Asset Dispositions where the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Borrower, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap), (ii) in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and (iii) the Net Cash Proceeds of such Asset Disposition are applied in accordance with Section 2.05(b)(ii).

For the purposes of Section 7.05(c)(ii), the following will be deemed to be cash:

or otherwise on customary terms for such type of arrangements in connection with similar transactions;

(t) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the date such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 6.12(a); and

(u) any Permitted Tax Restructuring.

SECTION 7.10 Burdensome Agreements. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower or any Restricted Subsidiary, (ii) make any loans or advances to the Borrower or any Restricted Subsidiary, or (iii) sell, lease or transfer any of its property or assets to the Borrower or any Restricted Subsidiary; provided that (x) the priority of any Preferred Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction, in each case other than:

(a) any encumbrance or restriction pursuant to (i) the Senior Notes Indenture or the Senior Notes or (ii) any other agreement or instrument, in each case, in effect at or entered into on the Closing Date or constituting a Transaction Agreement or otherwise entered into on or before the Closing Date in connection with the Transactions;

(b) any encumbrance or restriction pursuant to any Loan Document (including any Replacement Loans and Replacement Notes) or governing any Incremental Equivalent Debt (including the Permitted Entegris Existing Credit Agreement Indebtedness and the Permitted Entegris Existing Notes);

(c) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(d) any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Borrower or was merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person succeeds the Borrower and assumes the

Section 7.03 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than (i) the encumbrances and restrictions contained in this Agreement, together with the security and guarantee documents associated therewith as in effect or as contemplated on the Closing Date or (ii) in comparable financings (as determined in good faith by the Borrower) and where, in the case of clause (ii), the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on the Loans;

(o) any encumbrance or restriction existing by reason of any lien permitted under Section 7.01;

(p) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (a) to (o) of this Section 7.09 or this clause (p) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (a) to (o) of this Section 7.09 or this clause (p); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower);

(q) restrictions on the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(r) any agreement providing that in the event that a Lien is granted for the benefit of the Lenders, another Person shall also receive a Lien, to the extent such Lien is permitted under Section 7.01; and

(s) any restriction or encumbrance that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or such Restricted Subsidiary.

SECTION 7.11 [Reserved].

SECTION 7.12 Amendments of Certain Documents. Amend or otherwise modify (a) any of its Organizational Documents in a manner material and adverse to the Administrative Agent or the Lenders or (b) any subordination terms of any Junior Financing Documentation in any manner material and adverse to the interests of the Administrative Agent or the Lenders (as reasonably determined in good faith by the Borrower) (unless otherwise permitted by an applicable intercreditor agreement or subordination agreement), in each case without the consent of the Administrative Agent.

SECTION 7.13 Fiscal Year. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to end on December 31 of each calendar year or to any other (g)(ii) shall not apply to (x) secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness ~~or (y~~, (y) any Indebtedness that becomes due as a result of a voluntary (or, in the case of customary “asset sweeps”, “casualty/condemnation sweeps” or “excess cash flow sweeps”, mandatory) prepayment, repurchase, redemption or defeasance thereof permitted hereunder or (z) such Indebtedness that is required to be prepaid upon a “Change of Control” (or equivalent term) so long as on or prior to the date the events constituting such “Change of Control” (or equivalent term) occur, either (I) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer, (II) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “Change of Control” (or equivalent term) is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness becoming unconditionally obligated to make such offer) or (III) solely in the case of Indebtedness of any Person acquired by the Borrower or any of its Subsidiaries where such “Change of Control” (or equivalent term) under such Indebtedness resulted from the Borrower or one of its Subsidiary’s acquisition of such Person, (~~x~~A) the sum of Available Liquidity plus any available debt financing commitments from any Revolving Lender or any Affiliate of a Revolving Lender or any other financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “Change of Control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (~~y~~B) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “Change of Control offer” (or equivalent term) for such Indebtedness; provided, further, that this clause (g) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Revolving Commitments or acceleration of the Loans pursuant to Section 8.02; or

(h) Judgments. One or more judgments or decrees shall be entered against any Loan Party or any Material Subsidiary for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by an independent third-party insurance company or an indemnitor as to which coverage or indemnification, as the case may be, has not been disclaimed) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) Collateral Documents. At any time after the execution and delivery thereof any of the Collateral Documents shall cease to be in full force and (other than as permitted pursuant to the provisions thereof or hereof) cease to create a valid and perfected lien on and security interest in any material portion of the Collateral having the lien priority required by this Agreement and the Collateral Documents, except (i) to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent (through no fault of the Loan Parties) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender, L/C Issuer or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent, any Lender or any L/C Issuer, provide all documentation and other information that the Administrative Agent, such Lender or such L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 10.23 Affiliate Activities. The Borrower and its Subsidiaries each acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through Affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments, in each case in accordance with Applicable Law. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower and its Affiliates, or (iii) have other relationships with the Borrower and its Affiliates. In addition, such Agents and Arrangers and their respective Affiliates may provide investment banking, underwriting and financial advisory services to such other entities and Persons. Such Agents and Arrangers and their respective Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated by this Agreement and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

SECTION 10.24 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.~~

~~VERSUM MATERIALS, INC.~~, ~~as the Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~CITIBANK, N.A.,~~

~~as the Administrative Agent, a Lender, the Swingline Lender and an L/C Issuer~~

~~By:~~
~~Name:~~
~~Title:~~

~~DEUTSCHE BANK AG NEW YORK BRANCH],~~

~~as a Lender and an L/C Issuer~~

~~By:~~
~~Name:~~
~~Title:~~	~~Authorized Signatory~~

~~By:~~
~~Name:~~
~~Title:~~	~~Authorized Signatory~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~

~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~HSBC BANK USA, NATIONAL ASSOCIATION,~~

~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT B

The Security Agreement is hereby amended to add the phrase “Subject to the Intercreditor Agreement (as defined in the Second Amendment) and any other intercreditor agreement with respect to Incremental Equivalent Debt” at the beginning of each of subclauses (a) and (b) of Section 2.02 and Section 6.02.

EXHIBIT C

[FORM OF] PARI PASSU INTERCREDITOR AGREEMENT

dated as of [    ],

among

GOLDMAN SACHS BANK USA,

as initial Entegris Credit Agreement Representative,

CITIBANK, N.A.,

as initial Versum Credit Agreement Representative,

and

EACH REPLACEMENT REPRESENTATIVE FROM TIME TO TIME PARTY HERETO,

as acknowledged and consented to by

ENTEGRIS, INC.

and

THE OTHER GRANTORS REFERRED TO HEREIN

ii

EXHIBITS

Exhibit A	-	Form of Designation
Exhibit B	-	Form of Joinder Agreement
Exhibit C	-	Form of Acknowledgment Supplement

iii

This PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among GOLDMAN SACHS BANK USA (“Goldman Sachs”, and in its capacity as Collateral Agent under and as defined in the Entegris Credit Agreement identified below and together with its successors in such capacity, the “Entegris Credit Agreement Representative”), CITIBANK, N.A. (“Citibank”, and in its capacity as Collateral Agent under and as defined in the Versum Credit Agreement identified below and together with its successors in such capacity, the “Versum Credit Agreement Representative”) and each REPLACEMENT REPRESENTATIVE from time to time party hereto for the Pari Secured Parties of the Series with respect to which it is acting in such capacity, and is acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

Reference is made to (i) the Credit and Guaranty Agreement, dated as of November 6, 2018, among Entegris, certain subsidiaries of Entegris party thereto, the lenders party thereto and Goldman Sachs, as administrative and collateral agent (including the schedules and exhibits thereto and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Entegris Credit Agreement”) and (ii) the Credit Agreement, dated as of September 30, 2016, among Versum Materials, Inc., a Delaware corporation (“Versum”), the lenders party thereto and Citibank, as administrative agent, collateral agent, swingline lender and an L/C issuer (including the schedules and exhibits thereto and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Versum Credit Agreement”).

In consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Entegris Credit Agreement Representative (for itself and on behalf of the Entegris Credit Agreement Secured Parties), the Versum Credit Agreement Representative (for itself and on behalf of the Versum Credit Agreement Secured Parties) and each Replacement Representative (in each case, for itself and on behalf of the Pari Secured Parties of the applicable Series) agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

The following terms, which are defined in the UCC as in effect from time to time in the State of New York, are used herein as so defined (and if defined in more than one article of the UCC as in effect from time to time in the State of New York, shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Instrument, Letter-of-Credit Right, Promissory Note, Securities Account, Security Entitlement and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Representative” means, with respect to any Shared Collateral, (i) until the Non-Controlling Representative Enforcement Date with respect to such Shared Collateral, the Controlling Representative and (ii) from and after the Non-Controlling Representative Enforcement Date with respect to such Shared Collateral, the Non-Controlling Representative.

“Applicable Secured Parties” means, at any time with respect to any Shared Collateral, the Series of Pari Secured Parties whose Representative is the Applicable Representative with respect to such Shared Collateral.

“Authorized Officer” means with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief financial officer, treasurer, corporate controller, director of treasury operations, president, vice president (or the equivalent thereof) or general counsel of such Person.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Collateral” means any assets and properties subject to, or purported to be subject to, Liens created pursuant to any Pari Collateral Documents to secure any of the Pari Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Pari Secured Party.

“Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the UCC) of any Representative (or its agents or bailees, other than the other Representative), to the extent that control thereof perfects a Lien thereon under the UCC. Control Collateral includes, without limitation, any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts, Commodity Contracts, Letter-of-Credit Rights or Electronic Chattel Paper over which any Representative (or its agents or bailees, other than the other Representative) has “control” under the UCC.

“Controlling Representative” means, at any time, the Representative of the Series of Pari Obligations that constitutes the larger outstanding principal amount of any then outstanding Series of Pari Obligations. For purposes of this definition, “principal amount” shall be deemed to include the maximum amount that may be drawn under any outstanding Letters of Credit at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any other agreement or instrument relating thereto, provides for one or more automatic increases in the maximum amount that may be drawn thereunder, the principal amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2

“Declined Lien” has the meaning assigned to such term in Section 2.11.

“Designation” means a designation of a Replacement Entegris Credit Agreement or a Replacement Versum Credit Agreement in substantially the form of Exhibit A attached hereto.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Pari Obligations, the date on which such Series of Pari Obligations is no longer secured by, or required to be secured by, any Shared Collateral.

“Entegris Credit Agreement” has the meaning assigned to such term in the introductory paragraphs of this Agreement and shall also include any Replacement Entegris Credit Agreement.

“Entegris Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Entegris Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Entegris Credit Agreement Obligations or to perfect such Lien.

“Entegris Credit Agreement Documents” means the Entegris Credit Agreement, each Entegris Credit Agreement Collateral Document and the other Credit Documents (as defined in the Entegris Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Entegris Credit Agreement Obligation.

“Entegris Credit Agreement Obligations” means all “Obligations” as defined in the Entegris Credit Agreement. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Entegris Credit Agreement Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Entegris Credit Agreement Secured Parties and the Versum Credit Agreement Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Entegris Credit Agreement Obligations”.

“Entegris Credit Agreement Representative” has the meaning assigned to such term in the preamble hereto and shall include any Replacement Representative in respect of the Replacement Entegris Credit Agreement.

3

“Entegris Credit Agreement Secured Parties” means, collectively, the holders of any Entegris Credit Agreement Obligations, including the “Secured Parties” as defined in the Entegris Credit Agreement, and the Entegris Credit Agreement Representative.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests.

“Event of Default” means an “Event of Default” (or similar term) as defined the Entegris Credit Agreement or the Versum Credit Agreement, as applicable.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Grantors” means Entegris and each of its Subsidiaries that has granted a security interest pursuant to any Pari Collateral Document to secure any Series of Pari Obligations.

“Impairment” has the meaning assigned to such term in Section 2.01(b)(ii).

“Indebtedness” means any obligation that constitutes “Indebtedness” under the Entegris Credit Agreement or the Versum Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

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“Intervening Creditor” has the meaning assigned to such term in Section 2.01(b)(i).

“Joinder Agreement” means a document substantially in the form of Exhibit B attached hereto required to be delivered by a Replacement Representative to the other Representative pursuant to Section 5.14 in order to become a Replacement Representative hereunder.

“Letter of Credit” has the meaning assigned to such term in the Entegris Credit Agreement or the Versum Credit Agreement, as applicable, as in effect on the date hereof.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment or transfer for security purposes, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property or asset of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

“Non-Applicable Representative” means, at any time with respect to any Shared Collateral, the Representative that is not the Applicable Representative with respect to such Shared Collateral at such time.

“Non-Applicable Secured Parties” means, at any time with respect to any Shared Collateral, the Pari Secured Parties that are not Applicable Secured Parties with respect to such Shared Collateral at such time.

“Non-Controlling Representative” means, at any time, the Representative that is not the Controlling Representative at such time.

“Non-Controlling Representative Enforcement Date” means, with respect to the Non-Controlling Representative, the date that is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Pari Documents under which the Non-Controlling Representative is the Representative) and (ii) the Controlling Representative’s receipt of written notice from the Non-Controlling Representative certifying that (x) an Event of Default (under and as defined in the Pari Documents under which the Non-Controlling Representative is the Representative) has occurred and is continuing and (y) the Pari Obligations of the Series with respect to which the Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Pari Document; provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Pari Collateral Documents” means, collectively, (i) the Entegris Credit Agreement Collateral Documents and (ii) the Versum Credit Agreement Collateral Documents.

“Pari Documents” means, collectively, (i) the Entegris Credit Agreement Documents and (ii) the Versum Credit Agreement Documents.

“Pari Obligations” means, collectively, (i) the Entegris Credit Agreement Obligations and (ii) the Versum Credit Agreement Obligations.

“Pari Secured Parties” means, collectively, (i) the Entegris Credit Agreement Secured Parties and (ii) the Versum Credit Agreement Secured Parties.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Possessory Collateral” means any Shared Collateral in the possession of any Representative (or its agents or bailees, other than the other Representative), to the extent that possession thereof perfects a Lien thereon under the UCC. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Tangible Chattel Paper, in each case, delivered to or in the possession of any Representative (or its agents or bailees, other than the other Representative) under the terms of the Pari Collateral Documents.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to any Entegris Credit Agreement Document or any Versum Credit Agreement Document, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, replace or repay, or to issue other Indebtedness, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement Entegris Credit Agreement” means any loan or credit agreement that (i) Refinances in full the Entegris Credit Agreement in accordance with Section 2.08 so long as, after giving effect to such Refinancing, the agreement that was the Entegris Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) becomes the Entegris Credit Agreement hereunder by Designation as such pursuant to Section 5.14.

“Replacement Representative” means (i) in respect of any Replacement Entegris Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Entegris Credit Agreement (and in the event there shall be more than one collateral agent or such person, all of them collectively acting as a single representative) and (ii) in respect of any Replacement Versum Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Versum Credit Agreement (and in the event there shall be more than one collateral agent or such person, all of them collectively acting as a single representative).

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“Replacement Versum Credit Agreement” means any loan or credit agreement that (i) Refinances in full the Versum Credit Agreement in accordance with Section 2.08 so long as, after giving effect to such Refinancing, the agreement that was the Versum Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) becomes the Versum Credit Agreement hereunder by Designation as such pursuant to Section 5.14.

“Representative” means, at any time, (i) in the case of all or any portion of the Entegris Credit Agreement Obligations or all or any subset of the Entegris Credit Agreement Secured Parties, the Entegris Credit Agreement Representative and (ii) in the case of all or any portion of the Versum Credit Agreement Obligations or all or any subset of the Versum Credit Agreement Secured Parties, the Versum Credit Agreement Representative.

“Series” means (a) with respect to the Pari Secured Parties, each of (i) the Entegris Credit Agreement Secured Parties (in their capacities as such) and (ii) the Versum Credit Agreement Secured Parties (in their capacities as such) and (b) with respect to any Pari Obligations, each of (i) the Entegris Credit Agreement Obligations and (ii) the Versum Credit Agreement Obligations.

“Shared Collateral” means, at any time, Collateral in which the holders of both Series of Pari Obligations (or their respective Representatives on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the Pari Documents in respect of such Series, a valid security interest or Lien at such time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with United States generally accepted accounting principles as in effect at such time as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Versum Credit Agreement” has the meaning assigned to such term in the introductory paragraphs of this Agreement and shall also include any Replacement Versum Credit Agreement.

“Versum Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Versum Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Versum Credit Agreement Obligations or to perfect such Lien.

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“Versum Credit Agreement Documents” means the Versum Credit Agreement, each Versum Credit Agreement Collateral Document and the other Loan Documents (as defined in the Versum Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Versum Credit Agreement Obligation.

“Versum Credit Agreement Obligations” means all “Secured Obligations” as defined in the Versum Credit Agreement. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Versum Credit Agreement Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Versum Credit Agreement Secured Parties and the Entegris Credit Agreement Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Versum Credit Agreement Obligations”.

“Versum Credit Agreement Representative” has the meaning assigned to such term in the preamble hereto and shall include any Replacement Representative in respect of the Replacement Versum Credit Agreement.

“Versum Credit Agreement Secured Parties” means, collectively, the holders of any Versum Credit Agreement Obligations, including the “Secured Parties” as defined in the Versum Credit Agreement, and the Versum Credit Agreement Representative.

SECTION 1.02 Rules of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including any Pari Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, and (e) any reference to any statute, law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Pari Documents to the contrary notwithstanding (but subject to Sections 2.01(b) and 2.11(b)), if an Event of Default has occurred and is continuing and (i) the Applicable Representative or any Pari Secured Party is taking action to enforce rights in respect of any Shared Collateral, (ii) any distribution (including any adequate protection payment) is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or (iii) any Pari Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, THEN (A) the proceeds of any sale, other disposition, collection or other liquidation of any Shared Collateral received by any Pari Secured Party on account of such enforcement of rights, (B) the proceeds of any such distribution and (C) any payment received by the Applicable Representative or any Pari Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral (subject, in the case of any such proceeds, distribution or payment, to the sentence immediately following clause (iii) below) (all such proceeds, distributions and payments described in the foregoing clauses (A) through (C) being collectively referred to as “Proceeds”) shall, in each case, be applied by the Applicable Representative in the following order:

(i) FIRST, to the payment of all amounts owing to each Representative (in its capacity as such) secured by such Shared Collateral, including all reasonable costs and expenses incurred by each such Representative (in its capacity as such) in connection with such sale, other disposition, collection or liquidation or otherwise in connection with this Agreement, any other Pari Document or any of the Pari Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Pari Document and all fees and indemnities owing to such Representatives, ratably to each such Representative in accordance with the amounts payable to it pursuant to this clause FIRST;

(ii) SECOND, subject to Sections 2.01(b) and 2.11(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other Pari Obligations of each Series secured by such Shared Collateral and, if the amount of such Proceeds are insufficient to pay in full the Pari Obligations of each Series so secured, then such Proceeds shall be allocated among the Representatives of each Series secured by such Shared Collateral pro rata according to the amounts of such Pari Obligations owing to each Representative and the other Pari Secured Parties of such Series for distribution by such Representative in accordance with the applicable Pari Documents; and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

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If, despite the provisions of this Section 2.01(a), any Pari Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Secured Parties and shall promptly transfer such payment or recovery to the Applicable Representative for distribution in accordance with this Section 2.01(a).

(b) (i) Notwithstanding the foregoing, with respect to any Shared Collateral in which a third party (other than a Pari Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the other Series of Pari Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Obligations with respect to which such Impairment exists.

(ii) In furtherance of the foregoing and without limiting the provisions of Section 2.03, it is the intention of the Pari Secured Parties of each Series that the holders of Pari Obligations of such Series (and not the Pari Secured Parties of the other Series) (A) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Pari Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than the other Series of Pari Obligations), (y) any of the Pari Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing the other Series of Pari Obligations and/or (z) any intervening security interest exists securing any other obligations (other than the other Series of Pari Obligations) on a basis ranking prior to the security interest of such Series of Pari Obligations but junior to the security interest of the other Series of Pari Obligations and (B) not take into account for purposes of this Agreement the existence of any Collateral for any other Series of Pari Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (A) or (B) with respect to any Series of Pari Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all Pari Obligations shall not be deemed to be an Impairment of any Series of Pari Obligations. In the event of any Impairment with respect to any Series of Pari Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Obligations, and the rights of the holders of such Series of Pari Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Obligations pursuant to Section 2.01(a)) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Obligations subject to such Impairment. Additionally, in the event the Pari Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Obligations or the Pari Documents governing such Pari Obligations shall refer to such obligations or such documents as so modified.

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(c) It is acknowledged that the Pari Obligations of any Series may, subject to the limitations set forth in the then-existing Pari Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of any Series. It is further acknowledged that a portion of the Pari Obligations of each Series represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of such Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Pari Documents or any defect or deficiencies in the Liens securing the Pari Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 2.01(b) and 2.11(b)), each Pari Secured Party hereby agrees that the Liens securing each Series of Pari Obligations on any Shared Collateral shall in all cases be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Notwithstanding Section 2.01, (i) only the Applicable Representative (or any Person authorized by it) shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from the Non-Applicable Representative or any other Pari Secured Party (other than the Applicable Representative) and (iii) no Pari Secured Party (other than the Applicable Representative) shall or shall instruct any Representative to, and no Representative that is not the Applicable Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any Pari Collateral Document (other than the Pari Collateral Documents applicable to the Applicable Representative), applicable law or otherwise, it being agreed that only the Applicable Representative (or any Person authorized by it), acting in accordance with the Pari Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) Without limiting the provisions of Section 4.02, the Non-Applicable Representative hereby appoints the Applicable Representative as its agent and authorizes the Applicable Representative to exercise any and all remedies under each Pari Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.

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(c) Notwithstanding the equal priority of the Liens securing each Series of Pari Obligations granted on the Shared Collateral, the Applicable Representative may deal with the Shared Collateral as if such Applicable Representative had a senior and exclusive Lien on such Shared Collateral (subject, however, to Section 2.01). Neither the Non-Applicable Representative nor any Non-Applicable Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Representative or the Applicable Secured Parties or any other exercise by the Applicable Representative or the Applicable Secured Parties of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Pari Secured Party or any Representative with respect to any Collateral not constituting Shared Collateral.

SECTION 2.03 No Interference; Payment Over; Exculpatory Provisions.

(a) Each Pari Secured Party agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Pari Obligations of any Series or any Pari Collateral Document or the validity, attachment, perfection or priority of any Lien under any Pari Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (A) the rights of any Pari Secured Party from contesting the validity or enforceability of any Pari Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Applicable Representative, (iii) except as provided in Section 2.02 and subject to the rights of the Applicable Secured Parties under their Pari Documents, it shall have no right to and shall not otherwise (A) direct the Applicable Representative or any other Pari Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Representative or any other Pari Secured Party represented thereby of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Representative or any Pari Secured Party represented thereby seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Representative or any other Pari Secured Party to enforce this Agreement, including, without limitation, Section 2.01(b).

(b) Each Pari Secured Party hereby agrees that if, at any time prior to the Discharge of each of the Pari Obligations, it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral pursuant to any Pari Collateral Document, by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies

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(including pursuant to any intercreditor agreement), then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Secured Parties having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Representative, to be distributed by such Applicable Representative in accordance with the provisions of Section 2.01(a).

(c) None of the Applicable Representative or any other Pari Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Representative or any other Pari Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

SECTION 2.04 Automatic Release of Liens.

(a) If, at any time, any Shared Collateral (including any Equity Interests in any Person) is sold or otherwise disposed of to a third party, in each case, in connection with any enforcement of rights by the Applicable Representative in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Representative for the benefit of the other Series of Pari Secured Parties (or in favor of such other Pari Secured Parties if directly secured by such Liens) upon such Shared Collateral (including, in the case of a sale or other disposition of Equity Interests in any Person, any property and assets of such Person constituting Shared Collateral) will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Representative on such Shared Collateral are released and discharged; provided that (i) the liens in favor of each Representative for the benefit of its Series of Pari Secured Parties secured by such Shared Collateral shall attach to any Proceeds of such sale or other disposition (including, in the case of a sale or other disposition of Equity Interests in any Person, Proceeds attributable to any property and assets of such Person constituting Shared Collateral) with the same priority as is provided in Section 2.02(c), and any such Liens shall remain thereon subject to the terms of this Agreement until the application thereof pursuant to Section 2.01 and (ii) any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. If, in connection with any enforcement of rights by the Applicable Representative in accordance with the provisions of this Agreement, the Applicable Representative releases any Subsidiary of Entegris from its guarantee of the Pari Obligations of the Series represented by the Applicable Representative prior to a Discharge of such Series of Pari Obligations, then such Subsidiary will automatically be released from its guarantee of the other Series of the Pari Obligations as and when, but only to the extent, its guarantee of the Pari Obligations of the Series represented by the Applicable Representative is released.

(b) Without limiting the rights of the Applicable Representative under Section 4.02, each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Representative to evidence and confirm any release of Shared Collateral or guarantees provided for in this Section 2.04.

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SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law.

(b) If any Grantor shall become subject to a case under Bankruptcy Law (a “Bankruptcy Case”) and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Non-Applicable Secured Party agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of any Applicable Secured Parties, each Non-Applicable Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of such Applicable Secured Parties (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Obligations of the Applicable Secured Parties, each Non-Applicable Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Bankruptcy Case, with the same priority vis-à-vis all the other Pari Secured Parties (other than any Liens of the Pari Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Pari Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Obligations, such amount is applied pursuant to Section 2.01(a) and (D) if any Pari Secured Parties are granted adequate protection with respect to the Pari Obligations, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a); provided that the Pari Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Secured Parties of such Series or its Representative that shall not constitute Shared Collateral (unless such Collateral fails to constitute Shared Collateral because the Lien in respect thereof constitutes a Declined Lien with respect to such Pari Secured Parties or their Representative); provided, further, that the Pari Secured Parties receiving adequate protection shall not oppose or object to any other Pari Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Secured Parties in connection with a DIP Financing or use of cash collateral.

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(c) If any Pari Secured Party is granted adequate protection (i) in the form of Liens on any additional collateral, then each other Pari Secured Party shall be entitled to seek, and each Pari Secured Party will consent and not oppose or object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement, (ii) in the form of a superpriority or other administrative claim, then each other Pari Secured Party shall be entitled to seek, and each Pari Secured Party will consent and not oppose or object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Pari Obligations pursuant to Section 2.01.

SECTION 2.06 Reinstatement. In the event that any of the Pari Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Pari Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As among the Pari Secured Parties, the Applicable Representative shall have the right, but no obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Representative receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable Pari Documents, such proceeds shall be turned over to the Applicable Representative for application as provided in Section 2.01.

SECTION 2.08 Refinancings. The Pari Obligations of any Series may, subject to Section 5.14, be Refinanced with Refinancing Indebtedness under a Replacement Entegris Credit Agreement or a Replacement Versum Credit Agreement, as the case may be, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit such Refinancing under any Pari Document) of, any Pari Secured Party of the other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Replacement Representative of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

SECTION 2.09 Gratuitous Bailee/Agent for Perfection.

(a) The Possessory Collateral in the possession of the Non-Applicable Representative (or its agents or bailees, other than the other Representative) shall be delivered by the Non-Applicable Representative to the Applicable Representative. If at any time the Person constituting the Applicable Representative ceases to be the Applicable Representative,

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such former Applicable Representative shall deliver the Possessory Collateral in its possession (or in the possession of its agents or bailees, other than the other Representative) (if any), together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), to the incoming Applicable Representative. The former Applicable Representative further agrees to take all other action reasonably requested by the incoming Applicable Representative, at the expense of the Grantors, in connection with the incoming Applicable Representative obtaining a first-priority security interest in the Shared Collateral.

(b) Each Representative agrees to hold any Possessory Collateral from time to time in its possession (or in the possession of its agents or bailees, other than the other Representative) as gratuitous bailee for the benefit of each other Pari Secured Party (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Each Representative agrees to hold any Control Collateral from time to time under its control (or under the control of its agents or bailees, other than the other Representative) as gratuitous agent for the benefit of each other Pari Secured Party (such agency being intended, among other things, to satisfy the requirements of 9-104, 9-105, 9-106, 9-107 or 8-106 of the UCC), solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable Pari Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) Neither Representative shall have any obligation whatsoever to any Pari Secured Party to ensure that the Possessory Collateral or the Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.09. The duties or responsibilities of each Representative under this Section 2.09 shall be limited solely to holding any Possessory Collateral or Control Collateral in its possession or control (or in possession or control of its agents or bailees, other than the other Representative) as gratuitous bailee and gratuitous agent in accordance with this Section 2.09 and delivering the Possessory Collateral as provided in Section 2.09(a).

(d) None of the Representatives or any of the Pari Secured Parties shall have, by reason of the Pari Documents, this Agreement or any other document, a fiduciary relationship in respect of the other Representatives or any other Pari Secured Party, and each Representative and each Pari Secured Party hereby waives and releases the other Representatives and Pari Secured Parties from all claims and liabilities arising pursuant to any Representative’s role under this Section 2.09 as gratuitous bailee or gratuitous agent with respect to any Possessory Collateral or Control Collateral in its possession or control (or in the possession or control of its agents or bailees, other than the other Representative).

SECTION 2.10 Amendments to Pari Collateral Documents.

(a) Without the prior written consent of the other Representative, each Representative agrees that no Pari Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Pari Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

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(b) In determining whether an amendment to any Pari Collateral Document is permitted by this Section 2.10, each Representative may conclusively rely on an officer’s certificate of Entegris stating that such amendment is permitted by this Section 2.10.

SECTION 2.11 Similar Liens and Agreements.

(a) Subject to Section 2.11(b), the parties hereto agree that it is their intention that the Collateral be substantially identical for all Pari Secured Parties; provided that this provision will not be violated with respect to any particular Series if for any reason the Representative for that Series expressly declines to accept a Lien on any asset or property (any such declined Lien with respect to a particular Series, a “Declined Lien”). In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, upon request by either Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Pari Documents.

(b) Notwithstanding anything in this Agreement or any Pari Documents to the contrary, Collateral consisting of cash, cash equivalents and Deposit Account balances pledged to secure reimbursement obligations in respect of any Letter of Credit shall be applied as specified in the Entegris Credit Agreement or the Versum Credit Agreement, as applicable, and, other than for purposes of Section 2.09, will not constitute Shared Collateral, it being understood and agreed that this Agreement shall not restrict the rights of any Pari Secured Party to pursue enforcement rights or exercise of remedies with respect thereto.

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Obligations of any Series, it may request that such information be furnished to it in writing by the Non-Applicable Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if the Non-Applicable Representative shall fail or refuse reasonably promptly to provide the requested information, the Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Entegris. The Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Secured Party or any other Person as a result of such determination.

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ARTICLE IV.

THE APPLICABLE REPRESENTATIVE

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Applicable Representative to any Non-Applicable Secured Party or give any Non-Applicable Secured Party the right to direct the Applicable Representative, except that the Applicable Representative shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01.

(b) In furtherance of the foregoing, each Non-Applicable Secured Party acknowledges and agrees that the Applicable Representative shall be entitled, for the benefit of the Pari Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the applicable Pari Collateral Documents, without regard to any rights to which the Non-Applicable Secured Parties would otherwise be entitled as a result of the Pari Obligations held by such Non-Applicable Secured Parties. Without limiting the foregoing, each Pari Secured Party agrees that none of the Applicable Representative or any other Pari Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Obligations), in any manner that would maximize the return to the Non-Applicable Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Applicable Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Secured Parties of a particular Series waives any claim it may now or hereafter have against the Representative of the other Series of Pari Obligations or any other Pari Secured Party of such other Series arising out of (i) any actions that such Representative or any Pari Secured Party represented by such Representative take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Collateral Documents or any other agreement related thereto or in connection with the collection of the Pari Obligations or the valuation, use, protection or release of any security for the Pari Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of either Representative to enforce this Agreement, (ii) any election by the Applicable Representative or any holders of Pari Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Entegris or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Representative shall not accept any Shared Collateral in full or partial satisfaction of any Pari Obligations pursuant to Section 9-620 of the UCC without the consent of the other Representative.

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SECTION 4.02 Power-of-Attorney. The Non-Applicable Representative, for itself and on behalf of the Non-Applicable Secured Parties, hereby irrevocably appoints the Applicable Representative and any officer or agent of the Applicable Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Non-Applicable Representative or any Non-Applicable Secured Party, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Pari Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01 Integration/Conflicts. This Agreement, together with the other Pari Documents, represents the entire agreement of each of the Grantors and the Pari Secured Parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. There are no promises, undertakings, representations or warranties by either Representative or any Pari Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the other Pari Documents, the provisions of this Agreement shall govern and control.

SECTION 5.02 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties identified on the signature pages hereto. This is a continuing agreement, and the Pari Secured Parties of either Series may continue, at any time and without notice to any Pari Secured Party of the other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of Entegris or any other Grantor constituting Pari Obligations in reliance hereon. Each Representative, on behalf of itself and the Pari Secured Parties represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to Entegris or any other Grantor shall include Entegris or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for Entegris or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect with respect to any Representative or the Pari Secured Parties represented by such Representative and their Pari Obligations on the date on which no Pari Obligations of such Pari Secured Parties are any longer secured by, or required to be secured by, any of the Collateral pursuant to the terms of the applicable Pari Documents, subject to the rights of the Pari Secured Parties under Section 2.06; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

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SECTION 5.03 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement may be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, Entegris and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

(b) Notwithstanding the foregoing, without the consent of any Pari Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and upon such execution and delivery, such Replacement Representative and the Pari Secured Parties and Pari Obligations of the Series for which such Replacement Representative is acting shall be subject to the terms hereof.

SECTION 5.04 Information Concerning Financial Condition of the Grantors and the Subsidiaries. The Representative and the Pari Secured Parties of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Pari Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Pari Obligations. The Representative and the other Pari Secured Parties of each Series shall have no duty to advise the Representative or Pari Secured Parties of the other Series of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or any of the other Pari Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Representative or Pari Secured Parties of the other Series, it or they shall be under no obligation:

(a) to make, and the Representative and the other Pari Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

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SECTION 5.05 Submission to Jurisdiction; Certain Waivers.

Each of Entegris, each other Grantor and each Representative, on behalf of itself and the applicable Pari Secured Parties for whom it is acting, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;

(b) agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any Pari Document shall affect any right that any Pari Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Pari Document against such Grantor or any of its properties or assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Pari Collateral Document in any court referred to in Section 5.05(a) (and irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court in the manner provided for notices in Section 5.07 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 5.05(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, indirect, consequential or punitive damages.

SECTION 5.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PARI DOCUMENT

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OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR HAS BEEN INDUCED TO ENTER INTO OR ACKNOWLEDGE THIS AGREEMENT AND THE OTHER PARI DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.07 Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax and notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received and notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). For the purposes hereof, the addresses of the parties hereto shall be as set forth below or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Entegris Credit Agreement Representative:

Goldman Sachs Bank

200 West Street

New York, New York 10282-2198

Attention: SBD Operations

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

Facsimile: 212-428-9270

Versum Credit Agreement Representative:

Citibank, N.A.

CRMS Documentation Unit

580 Crosspoint Pkwy

Getzville, NY 14068

Email: crms.us.icg.documentation@citi.com

Entegris and the other Grantors:

Entegris, Inc.

117 Jonathan Blvd N

Chaska, Minnesota 55318 USA

Attention: Gregory B. Graves

Phone: (952) 556-4580

Fax: (952) 556-4480

Email: greg.graves@entegris.com

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Entegris, Inc.

129 Concord Road

Billerica, Massachusetts 01821

Attention: Law Department

Email: joseph.colella@entegris.com

SECTION 5.08 Further Assurances. Each Representative, on behalf of itself and the Pari Secured Parties represented by it, and Entegris and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

SECTION 5.09 Agency Capacities. Except as expressly provided herein, (a) Goldman Sachs (in its capacity as Collateral Agent for the benefit of the Secured Parties (each, as defined in the Entegris Credit Agreement) under the Entegris Credit Agreement Documents) is acting in the capacity of the Entegris Credit Agreement Representative solely for the Entegris Credit Agreement Secured Parties, (b) Citibank (in its capacity as Collateral Agent for the benefit of the Secured Parties (each, as defined in the Versum Credit Agreement) under the Versum Credit Agreement Documents) is acting in the capacity of the Versum Credit Agreement Representative solely for the Versum Credit Agreement Secured Parties and (c) each other Representative is acting in the capacity of Representative solely for the Pari Secured Parties under the Pari Documents for which it is the named Representative, as the case may be, in the applicable Joinder Agreement.

SECTION 5.10 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 5.11 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Representative, the Pari Secured Parties and, subject to Section 5.16, Entegris and the other Grantors, and their respective successors and assigns; and if any of the Representatives resigns or is replaced pursuant to the applicable Pari Documents, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No other Person, including any trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor (including where such estate or creditor representative is the beneficiary of a Lien secured by any Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding), shall have or be entitled to assert rights or benefits hereunder.

SECTION 5.12 Section Headings. Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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SECTION 5.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax or email shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.14 Replacement Representative.

(a) Entegris may designate any loan or credit agreement referred to in clause (i) of the definition of the term “Replacement Entegris Credit Agreement” or clause (i) of the definition of the term “Replacement Versum Credit Agreement” as the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, and the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, may become a party hereto, on behalf of itself and the Pari Secured Parties represented by it, upon the satisfaction of the following requirements:

(i) Entegris shall have delivered to each Representative a completed Designation, executed on its behalf by an Authorized Officer, pursuant to which Entegris shall (1) attach, and certify as true and correct, copies of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, (2) specify the initial aggregate principal amount or committed amount of the Indebtedness that will constitute Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, after giving effect to such Designation, (3) specify the name and address of the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, (4) certify that such Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, are permitted by each Pari Document (other than any Pari Document to be discharged and terminated upon the incurrence thereof) and that the conditions set forth in this Section 5.14 are satisfied with respect to such Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, and (D)(x) in the case of a Replacement Entegris Credit Agreement, expressly state that such agreement satisfies the requirements of a Replacement Entegris Credit Agreement and is designated as a Replacement Entegris Credit Agreement or (y) in the case of a Replacement Versum Credit Agreement, expressly state that such agreement satisfies the requirements of a Replacement Versum Credit Agreement and is designated as a Replacement Versum Credit Agreement; and

(ii) the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, shall have executed and delivered a Joinder Agreement pursuant to which (x) in the case of a Replacement Representative in respect of the Replacement Entegris Credit Agreement, such Replacement Representative becomes the Entegris Credit Agreement Representative hereunder, such Replacement Entegris Credit Agreement becomes the Entegris Credit Agreement hereunder and such Entegris Credit Agreement Obligations and holders of such Entegris Credit Agreement Obligations become subject hereto and

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bound hereby or (y) in the case of a Replacement Representative in respect of the Replacement Versum Credit Agreement, such Replacement Representative becomes the Versum Credit Agreement Representative hereunder, such Replacement Versum Credit Agreement becomes the Versum Credit Agreement hereunder and such Versum Credit Agreement Obligations and holders of such Versum Credit Agreement Obligations become subject hereto and bound hereby.

(b) Upon the delivery of the Designation by Entegris and the execution and delivery of a Joinder Agreement by a Replacement Representative in accordance with this Section 5.14, each other Representative shall acknowledge receipt thereof and, in the case of such Joinder Agreement, shall countersign a copy thereof and return the same to such Replacement Representative; provided that the failure of any Representative to so acknowledge or return shall not affect the designation of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, or any Replacement Representative becoming a party hereto, if the other requirements of this Section 5.14 are satisfied.

SECTION 5.15 Authorization. By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 5.16 No Third Party Beneficiaries/Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Secured Parties in relation to one another. None of Entegris, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in the case of Entegris and the other Grantors, their obligations hereunder and their rights with respect to Sections 2.04 and 2.08 and Article V, and, other than with respect to Sections 2.04 and 2.08 and Article V, none of Entegris or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, Entegris and each other Grantor hereby (a) acknowledges that it has read this Agreement and consents hereto, (b) agrees that it will not take any action that would be contrary to the provisions of this Agreement expressly applicable to it and (c) agrees to abide by the requirements expressly applicable to it under this Agreement.

SECTION 5.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effect as the prohibited action.

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SECTION 5.18 Additional Grantors. Entegris agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to execute and deliver an instrument in the form of Exhibit C attached hereto. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor as of the date hereof and had complied with the requirements of the immediately preceding sentence. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Entegris Credit Agreement Representative and the Versum Credit Agreement Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Entegris Credit Agreement Representative, for and on behalf of itself and the Entegris Credit Agreement Secured Parties (as provided herein), and the Versum Credit Agreement Representative, for and on behalf of itself and the Versum Credit Agreement Secured Parties (as provided herein), have caused this Agreement to be duly executed and delivered as of the date first above written.

GOLDMAN SACHS BANK USA, as Entegris Credit Agreement Representative

By:
Name:
Title:

CITIBANK, N.A., as Versum Credit Agreement Representative

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

Acknowledged and Consented to by:

ENTEGRIS, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

Exhibit A

to Pari Passu Intercreditor Agreement

[FORM OF]

DESIGNATION

Reference is made to the Pari Passu Intercreditor Agreement, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate a Replacement [Entegris][Versum] Credit Agreement in accordance with Section 5.14 of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title]1 of Entegris, hereby certifies on behalf of Entegris that:

(a) attached hereto is a true and correct copy of [describe the relevant credit agreement] (the “New Credit Agreement”), which is intended to be the Replacement [Entegris][Versum] Credit Agreement;

(b) [insert name of applicable Borrower] intends to incur Indebtedness under the New Credit Agreement in the initial aggregate [principal/committed amount] of $[            ], which will constitute [Entegris][Versum] Credit Agreement Obligations;

(c) the name and address of the Replacement Representative for the New Credit Agreement is:

____________________________

____________________________

Telephone: ___________________

Email: _______________________

[1]	To be an Authorized Officer of Entegris.

(d) such [Entegris][Versum] Credit Agreement Obligations are permitted by each Pari Document (other than any Pari Document to be discharged and terminated upon the incurrence thereof) and the conditions set forth in Section 5.14 of the Intercreditor Agreement are satisfied with respect to such [Entegris][Versum] Credit Agreement Obligations; and

(e) the New Credit Agreement satisfies the requirements of a Replacement [Entegris][Versum] Credit Agreement and is hereby designated as a Replacement [Entegris][Versum] Credit Agreement.

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IN WITNESS WHEREOF, Entegris has caused this Designation to be duly executed by the undersigned officer as of                     , 20        .

ENTEGRIS, INC.

By:
Name:
Title:

Exhibit B

to Pari Passu Intercreditor Agreement

FORM OF JOINDER AGREEMENT

JOINDER NO. [ ], dated as of [ ], 20[ ] (the “Joinder Agreement”), to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Reference is made to the Designation dated the date hereof and delivered pursuant to Section 5.14 of the Intercreditor Agreement (the “Designation”), under which [Name of the Replacement Representative], in its capacity as the [collateral agent] under the Replacement [Entegris][Versum] Credit Agreement identified in such Designation (in such capacity, the “New Representative”), is identified as the Replacement Representative in respect of the Replacement [Entegris][Versum] Credit Agreement. The New Representative is executing and delivering this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement to become the Replacement Representative and the [Entegris][Versum] Credit Agreement Representative for all purposes thereof, and in connection with the foregoing hereby agrees as follows:

SECTION 1. In accordance with Section 5.14 of the Intercreditor Agreement, (i) the New Representative by its signature below becomes the [Entegris][Versum] Credit Agreement Representative under, and the Replacement [Entegris][Versum] Credit Agreement identified in the Designation and the [Entegris][Versum] Credit Agreement Secured Parties represented by the New Representative become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as the [Entegris][Versum] Credit Agreement Representative and the Replacement [Entegris][Versum] Credit Agreement had originally been named as the [Entegris][Versum] Credit Agreement, and (ii) the New Representative, on its behalf and on behalf of such [Entegris][Versum] Credit Agreement Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as the [Entegris][Versum] Credit Agreement Representative and to the [Entegris][Versum] Credit Agreement Secured Parties that it represents as [Entegris][Versum] Credit Agreement Secured Parties and (iii) the Replacement [Entegris][Versum] Credit Agreement hereby becomes the [Entegris][Versum] Credit Agreement. Each reference to the “[Entegris][Versum] Credit Agreement Representative” in the Intercreditor Agreement shall be deemed to refer to the New Representative, and each reference to the “[Entegris][Versum] Credit Agreement” shall be deemed to refer to the Replacement [Entegris][Versum] Credit Agreement. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the [Versum][Entegris] Credit Agreement Representative and the Pari Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [collateral agent], (ii) this Joinder Agreement has been duly authorized, executed

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and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Replacement [Entegris][Versum] Credit Agreement provides that, upon the New Representative’s entry into this Joinder Agreement, the [Entegris][Versum] Credit Agreement Secured Parties represented by the New Representative will be subject to and bound by the provisions of the Intercreditor Agreement as [Entegris][Versum] Credit Agreement Secured Parties.

SECTION 3. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement shall become effective when the [Versum][Entegris] Credit Agreement Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the New Representative. Delivery of an executed counterpart of a signature page to this Joinder Agreement by fax or email shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. This Joinder Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 6. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.07 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its respective address set forth below its signature hereto.

SECTION 8. Sections 5.08 and 5.09 of the Intercreditor Agreement are hereby incorporated herein by reference.

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IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention of:
Facsimile:

Receipt acknowledged by:

[GOLDMAN SACHS BANK USA, as Entegris Credit Agreement Representative

By:
Name:
Title:]

[CITIBANK, N.A., as Versum Credit Agreement Representative

By:
Name:
Title:]

Exhibit C

to Pari Passu Intercreditor Agreement

FORM OF ACKNOWLEDGMENT SUPPLEMENT

[FORM OF] ACKNOWLEDGMENT SUPPLEMENT NO. [ ], dated as of [ ], 20[ ] (this “Supplement”), to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the GRANTORS. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Grantors have acknowledged and consented to the Intercreditor Agreement. Pursuant to Section 5.18 of the Intercreditor Agreement, Subsidiaries of Entegris that become Grantors are required to executed and deliver this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with such requirements of the Intercreditor Agreement and the other Pari Documents.

Accordingly, the Entegris Credit Agreement Representative and the Versum Credit Agreement agree as follows:

SECTION 1. In accordance with Section 5.18 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to each Representative and the Pari Secured Parties that (a) it has the full power and authority to enter into this Supplement and (b) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

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SECTION 5. This Supplement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Supplement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.07 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at its respective address set forth below its signature hereto.

SECTION 8. Sections 5.08 and 5.09 of the Intercreditor Agreement are hereby incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the New Grantor, the Entegris Credit Agreement Representative and the Versum Credit Agreement Representative have duly executed this Supplement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Address for notices:

Attention of:
Facsimile:

Acknowledged by:

[NAME OF ENTEGRIS CREDIT AGREEMENT REPRESENTATIVE], as the Entegris Credit Agreement Representative,

By:
Name:
Title:

[NAME OF VERSUM CREDIT AGREEMENT REPRESENTATIVE], as the Versum Credit Agreement Representative,

By:
Name:
Title:

EXHIBIT D

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [ 🌑 ], 2019 (this “Assumption Agreement”), by VERSUM MATERIALS, INC., a Delaware corporation (“Existing Borrower”), ENTEGRIS, INC., a Delaware corporation (the “Successor Borrower”) and CITIBANK, N.A., as administrative agent and as collateral agent for the benefit of the Lenders and the other Secured Parties (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Existing Borrower and the Administrative Agent are parties to that certain (a) Credit Agreement, dated as of September 30, 2016 (as amended by the First Amendment dated as of October 10, 2017 and the Second Amendment (as defined below) (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Versum Credit Agreement”), among the Existing Borrower, the lenders party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an L/C Issuer, and (b) Second Amendment to Versum Credit Agreement, dated as of February 8, 2019 (the “Second Amendment”), by and among the Existing Borrower, certain of its Subsidiaries party thereto, the lenders party thereto and the Administrative Agent;

WHEREAS, in connection with the consummation of the Entegris Merger, pursuant to Section 7.04(c) of the Versum Credit Agreement, the Successor Borrower is required to assume all of the Obligations, Cash Management Obligations, Hedging Obligations, L/C Obligations and the Secured Obligations of the Existing Borrower in its capacity as a “Borrower” under the Versum Credit Agreement and the other Loan Documents and enter into this Assumption Agreement in connection therewith;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Versum Credit Agreement or the Second Amendment and used herein shall have the meanings given to them in the Versum Credit Agreement or the Second Amendment, as applicable.

2. Assumption of Agreements and Obligations.

(a) Effective as of the date and time of consummation of the Entegris Merger (the “Effective Time”), (i) the Existing Borrower hereby assigns to the Successor Borrower, and the Successor Borrower hereby expressly, unconditionally and irrevocably assumes from the Existing Borrower and confirms and agrees to perform and observe all of the obligations (including, without limitation, all Obligations and Secured Obligations in respect of the Term Loans, Revolving Loans, other Loans, L/C Obligations, Cash Management Obligations, Hedging Obligations and other indebtedness), covenants, agreements, terms, conditions, duties and liabilities of the Existing Borrower as the “Borrower” under or with respect to the Versum Credit Agreement (including, without limitation, all of the obligations in respect of Articles 6 and 7 of the Versum Credit Agreement), any Notes, any of the other Loan Documents to which the Existing Borrower is a party in its capacity as the “Borrower” as fully as if the Successor Borrower were originally the obligor in respect thereof and the signatory in the capacity of “Borrower” thereto and (ii) the Existing Borrower hereby acknowledges and agrees that the Successor Borrower hereby becomes the “Borrower” under the Versum Credit Agreement, the effect of which is, without limitation from and after the Effective Time, that each reference to the “Borrower” in the Versum Credit Agreement and the other Loan Documents shall be deemed to be a reference to the Successor Borrower.

(b) From and after the Effective Time, the Successor Borrower shall be the “Borrower” for all purposes under the Versum Credit Agreement and the other Loan Documents.

3. Reaffirmation. Each of the Existing Borrower, the Successor Borrower and the other Loan Parties hereby (i) acknowledges and agrees that (a) each of the Loan Documents as amended, supplemented or otherwise modified from time to time, is in full force and effect as of the Effective Date, (b) all of its obligations under the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in the Security Agreement and any other Collateral Document remain in full force and effect immediately after giving effect to this Assumption Agreement, and (iv) acknowledges and agrees that the Obligations include, among other things and without limitation, the payment by the Successor Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on the Loans under the Versum Credit Agreement (as amended by the Second Amendment). Except as expressly set forth herein, the execution of this Assumption Agreement shall not operate as a waiver of any right, power or remedy of the Secured Parties, nor constitute a waiver of any provision of any of the Loan Documents.

4. Conditions to Effectiveness. This Assumption Agreement shall become effective on the date on which the following conditions shall have been satisfied or waived by the Administrative Agent:

(a) The Administrative Agent shall have received duly executed and delivered counterparts of the Guarantee Joinder Agreement (as defined in the Guarantee Agreement) from each Person constituting an additional Guarantor resulting from the Entegris Merger.

(b) The Collateral Agent shall have received duly executed and delivered counterparts of the security agreement supplement pursuant to Section 8.14 of the Security Agreement from each Person constituting an additional Grantor (as defined in the Security Agreement) resulting from the Entegris Merger.

(c) The Administrative Agent and the Collateral Agent shall have received a customary written opinion (with respect to the Loan Parties) (addressed to each of them and the Lenders and dated as of the Effective Date) of counsel reasonably acceptable to the Administrative Agent, as special counsel for the Successor Borrower in each jurisdiction of the Loan Parties and the state of New York, with respect to the Second Amendment and this Assumption Agreement.

(d) The Administrative Agent shall have received a certificate dated as of the Effective Date of the secretary or an assistant secretary or director (or such other officer reasonably acceptable to the Administrative Agent) of the Successor Borrower in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Entegris Merger shall have been consummated.

(e) The Administrative Agent shall have received all documentation and other information with respect to the Successor Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by the Administrative Agent at least ten (10) Business Days prior to the Effective Date.

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(f) The Successor Borrower shall have paid to the Administrative Agent, the Collateral Agent and their respective Affiliates all fees, costs and expenses due and payable on or prior to the Effective Date in connection with this Assumption Agreement.

5. Loan Document. This Assumption Agreement shall constitute a “Loan Document” for purposes of the Versum Credit Agreement and the other Loan Documents, whether or not reference is made to this Assumption Agreement in the Versum Credit Agreement or in any other Loan Document or other document or instrument delivered in connection therewith.

6. Acknowledgment and Consent. Each of the Existing Borrower and the Successor Borrower hereby acknowledges that it has reviewed the terms and provisions of the Versum Credit Agreement and this Assumption Agreement and consents hereto. Each of the Existing Borrower, the Successor Borrower and the other Loan Parties acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Assumption Agreement.

7. Further Assurances. The Successor Borrower hereby agrees from time to time, as and when requested by Administrative Agent to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent may reasonably deem necessary in order to carry out the intent and purposes of this Assumption Agreement.

8. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Counterparts. This Assumption Agreement may be executed by one or more of the parties to this Assumption Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Assumption Agreement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart hereof.

10. Section Headings. The section headings in this Assumption Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

11. Severability. Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HEREBY AGREES THAT SECTION 10.17 OF THE VERSUM CREDIT AGREEMENT IS INCORPORATED HEREIN MUTATIS MUTANDIS.

13. No Novation. Each of the Existing Borrower, the Successor Borrower and the other Loan Parties agrees and acknowledges that the foregoing shall not constitute a novation of any of the Obligations, Secured Obligations, LC Obligations and the Guaranteed Obligations (as defined in the Guarantee Agreement).

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IN WITNESS WHEREOF, this Assumption Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

VERSUM MATERIALS, INC.

By:
Name:
Title:

ENTEGRIS, INC.

By:
Name:
Title:

[Signature page to Assumption Agreement]

Acknowledged and agreed:

CITIBANK, N.A., as Administrative
Agent and as Collateral Agent

By:
Name:
Title:

[Signature page to Assumption Agreement]

Acknowledged and agreed to by:

VERSUM MATERIALS US, LLC

by

Name:
Title:

VERSUM MATERIALS MANUFACTURING COMPANY, LLC

by

Name:
Title:

ELECTRON TRANSFER TECHNOLOGIES, INC.

by

Name:
Title:

[Signature page to Assumption Agreement]